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Exhibit 10

RECEIVABLES PURCHASE AND SERVICING AGREEMENT

Dated as of December 20, 2000,

by and among

BLUE HILL II, INC.,

as Seller,

REDWOOD RECEIVABLES CORPORATION,

as Conduit Purchaser,

BERGEN BRUNSWIG DRUG COMPANY,

as Servicer,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Committed Purchaser and as Administrative Agent

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RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                       THIS RECEIVABLES PURCHASE AND SERVICING AGREEMENT ("Agreement") is entered into as of December 20, 2000, by and among BLUE HILL II, INC., a Delaware corporation (the "Seller"), BERGEN BRUNSWIG DRUG COMPANY, a California corporation, as servicer hereunder (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation (the "Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as a Committed Purchaser (the "Committed Purchaser") and as administrative agent for the Conduit Purchaser and the Committed Purchaser hereunder (in such capacity, the "Administrative Agent").

RECITALS

               A.           The Seller is a special purpose corporation owned by the Originator.

               B.           The Seller has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, all trade receivables of the Originator.

               C.           The Seller intends to sell, and subject to the terms and conditions hereof, the Conduit Purchaser and the Committed Purchaser intend to purchase, undivided percentage interests in such trade receivables, from time to time, as described herein.

               D.           The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Conduit Purchaser and the Committed Purchaser in connection with the making and financing of such purchases.

               E.           In order to effectuate the purposes of this Agreement, the Conduit Purchaser and the Committed Purchaser each desires to appoint the Originator to service, administer and collect the receivables acquired by the Purchasers pursuant to this Agreement and the Originator is willing to act in such capacity as the Servicer hereunder on the terms and conditions set forth herein.

AGREEMENT

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATION

               Section 1.01.  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

               Section 1.02.  Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

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ARTICLE II

AMOUNTS AND TERMS OF PURCHASES

               Section 2.01.  Purchases. From and after the Closing Date and until the Facility Termination Date and subject to the terms and conditions hereof, the Conduit Purchaser (prior to the occurrence of a Redwood Termination Date) and the Committed Purchaser (after the occurrence of the Committed Purchaser Funding Event) severally agree to purchase Purchaser Interests (each such purchase hereunder, a "Purchase") from the Seller from time to time and the Seller agrees to sell such Purchaser Interests to the Purchasers. Under no circumstances shall a Purchaser make any Purchase if, after giving effect thereto, a Purchase Excess would exist. Each purchase of undivided percentage ownership interests in the Receivables by the Purchasers hereunder shall consist of either (i) a purchase made by the applicable Purchasers with new funds provided by such Purchasers (each, a "Capital Purchase") or (ii) a purchase made by the Applicable Purchasers with funds consisting of Collections allocated to the Purchaser Interests pursuant to the terms of this Agreement which does not increase the Capital Investment (each, a " Reinvestment Purchase"). On each Business Day following the Closing Date until the Facility Termination Date, but subject to the conditions set forth in Section 3.02 hereof, each Purchaser holding a Purchaser Interest at such time shall be automatically deemed to have made a Reinvestment Purchase with the excess of (i) the proceeds of Collections in which it has a Purchaser Interest over (ii) the amount to be paid pursuant to Section 6.02(b) through (d) and 6.02(g), except that if the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), such Reinvestment Purchase shall be made in the amount of funds to be distributed to the Seller pursuant to Section 6.03(d).

               Section 2.02.  Optional Changes in Maximum Purchase Limit and Maximum Availability Limit.

               (a)      So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Seller may, not more than four times during each fiscal year, reduce the Maximum Purchase Limit permanently; provided, that (i) the Seller shall give ten Business Days' prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment Reduction Notice"), (ii) any partial reduction of the Maximum Purchase Limit shall be in a minimum amount of $25,000,000 or an integral multiple thereof, and (iii) no such reduction shall reduce the Maximum Purchase Limit below the Capital Investment at the time of such reduction.

               (b)      So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Seller may, not more than four times during each fiscal year, increase or reduce the Maximum Availability Limit without permanent effect; provided, that (i) the Seller shall give five Business Days' prior written notice of any adjustment to the Administrative Agent substantially in the form of Exhibit 2.02(b) (each such notice, an "Availability Adjustment Notice"), (ii) any adjustment of the Maximum Availability Limit shall be in a minimum amount of $50,000,000 or an integral multiple thereof, (iii) no such adjustment shall (A) reduce the Maximum Availability Limit below the greater of (I) $300,000,000 and (II) the Capital Investment at the time of such adjustment or (B) increase the Maximum Available Limit above the Maximum Purchase Limit then in effect, and (iv) the first increase of the Maximum Availability Limit to $400,000,000 and the first increase of the Maximum Availability Limit to $450,000,000 shall only be effective upon payment of the Adjustment Fee specified in the Fee Letter. Notwithstanding the foregoing, no adjustment to the Maximum Availability Limit may be made under this Section 2.02(b) after the permanent reduction of the Maximum Purchase Limit below $300,000,000.

               (c)      The Seller may at any time on at least 30 days' prior written notice by the Seller to the Administrative Agent irrevocably terminate the Maximum Purchase Limit; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(c) (the "Commitment Termination Notice"), and (ii) the Seller shall reduce the Capital Investment to zero and make all payments required by Section 2.03(c) at the time and in the manner specified therein. Upon such termination, the Seller's right to request that any Purchaser make Purchases hereunder shall simultaneously terminate and the Facility Termination Date shall automatically occur.

               (d)      Each written notice required to be delivered pursuant to this Section 2.02 shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Purchasers not later than 5:00 p.m. (New York time) on any Business Day, and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Purchasers after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Purchase Limit.

               Section 2.03.  Notices Relating to Purchases and Reductions in Capital Investment.

               (a)      Except as otherwise provided in Annex 5.02(b), not later than 1:00 p.m. (New York time) on the third Business Day of each week, the Seller shall deliver to the Purchasers and the Administrative Agent an Officer's Certificate substantially in the form of Exhibit 2.03(a) (each, an "Investment Base Certificate").

               (b)      Each Purchase resulting in an increase in Capital Investment shall be made upon the provision of notice by the Seller to the Administrative Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the proposed Purchase Date set forth therein. Each such notice (a "Capital Purchase Request") shall (i) be substantially in the form of Exhibit 2.03(b), (ii) be irrevocable and (iii) specify the amount of the requested increase in Capital Investment and the proposed Purchase Date (which shall be a Business Day).

               (c)      The Seller may at any time reduce the Capital Investment; provided, that (i) the Seller shall give one Business Day's prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.03(c) (each such notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested reduction in the Capital Investment and the proposed date of such reduction (which shall be a Business Day) and (iv) any such reduction must be accompanied by payment of (A) all Daily Yield accrued and unpaid on the Capital Investment being reduced through but excluding the date of such reduction and (B) the costs, if any, required by Section 2.10. Any such notice of reduction must be received by the Administrative Agent no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed reduction in Capital Investment.

               Section 2.04.  Conveyance of Receivables.

               (a)      Purchase Assignment. On or prior to the Closing Date, the Seller shall complete, execute and deliver to the Administrative Agent for the benefit of the Purchasers an assignment substantially in the form of Exhibit 2.04(a) (the "Purchase Assignment") in order to evidence the Purchases.

               (b)      Funding of Collection Account; Increases in Capital Investment.

               (i)      Payment of Purchase Price: No Cash Management Event. Following receipt of any Capital Purchase Request, and subject to satisfaction of the conditions set forth in Section 3.02, the Applicable Purchaser shall make available to or on behalf of the Seller on the Purchase Date specified therein the lesser of the requested increase in Capital Investment specified in such Capital Purchase Request and Capital Investment Available by depositing such amount in the Seller Account; provided that if the Administrative Agent has taken exclusive dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), the Applicable Purchaser shall deposit such amount in the Collection Account in accordance with Section 6.02(a)(ii).

               (ii)      Payment of Purchase Price: Cash Management Event. If and for so long as the Administrative Agent has taken exclusive dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i) and as long as no Termination Event has occurred and is continuing, the Applicable Purchaser shall, or shall cause the Administrative Agent to, make available to or on behalf of the Seller on each Business Day during the Revolving Period, in same day funds, all amounts on deposit in the Collection Account that are to be disbursed to or on behalf of the Seller as payment for the Purchaser Interests pursuant to Section 6.03(d).

               (c)      Vesting of Ownership.

               (i)      Effective on and as of each Purchase Date (A) prior to the occurrence of the Committed Purchaser Funding Event, the Conduit Purchaser shall own the Purchaser Interests sold by the Seller hereunder on such Purchase Date, and (B) on and after the occurrence of the Committed Purchaser Funding Event, the Committed Purchaser shall own the Purchaser Interests sold by the Seller hereunder on such Purchase Date. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Purchaser Interests.

               (ii)      The Seller shall indicate in its Records that interests in the Transferred Receivables have been sold hereunder and that ownership of such interests is vested in the Administrative Agent on behalf of the Purchasers to the extent of the Purchaser Interests. In addition, the Seller shall respond to any inquiries with respect to the ownership of any Transferred Receivable by stating that interests therein have been sold hereunder and that ownership of such interests is vested in the Purchasers to the extent of the Purchaser Interests.

               (d)      Repurchases of Transferred Receivables. If the Originator is required to repurchase Transferred Receivables from the Seller pursuant to Section 3.2 of the Sale and Contribution Agreement, the Applicable Purchaser shall sell and reconvey its Purchaser Interests in such Transferred Receivables to the Seller either (i) through the transfer of such Purchaser Interests in exchange for Purchaser Interests in other Transferred Receivables with an Outstanding Balance equal to the Outstanding Balance of the Receivables being repurchased or (ii) for cash in an amount equal to the Outstanding Balance of the Receivables being repurchased.

               Section 2.05.  Facility Termination Date. Notwithstanding anything to the contrary set forth herein, no Purchaser shall have any obligation to purchase any additional Purchaser Interests from and after the Facility Termination Date.

               Section 2.06.  Daily Yield.

               (a)      The Seller shall pay Daily Yield to the Administrative Agent, for the account of the Purchasers, for each day on which any Capital Investment is outstanding, in the manner and at the times specified in Sections 6.03, 6.04 and 6.05.

               (b)      Notwithstanding the foregoing, the Seller shall pay interest at the applicable Daily Yield Rate on unpaid Daily Yield and on any other amount payable by the Seller hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

               Section 2.07.  Fees.

               (a)      On or prior to the Closing Date, the Seller shall pay to the Administrative Agent, for the account of itself and the Purchasers, the fees set forth in the Fee Letter that are payable on the Closing Date.

               (b)      On each Settlement Date, the Seller shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Section 6.04.

                Section 2.08.  Time and Method of Payments.

               (a)      Subject to the provisions of Sections 6.02, 6.03, 6.04 and 6.05, all payments in reduction of Capital Investment and all payments of yield, fees and other amounts payable by the Seller hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent (for its account or the account of the applicable Purchasers, Affected Parties or Indemnified Persons) not later than 1:00 p.m. (New York time) on the due date therefor. Any such payment made on such date but after such time shall be deemed to have been made on, and Daily Yield shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and Daily Yield thereon shall be payable during such extension.

               (b)      Any and all payments by the Seller hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding those taxes specified in clauses (a), (b) and (d) of the definition of "Excluded Taxes" (such non-excluded taxes, levies, imposts, deductions, charges and withholdings being "Indemnified Taxes"). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Seller shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Seller shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

                Section 2.09.  Withholding Taxes. Before the first date on which any amount is payable hereunder for the account of any Purchaser not incorporated under the laws of the United States of America, such Purchaser shall deliver to each of the Seller and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or 8-WECI (or successor applicable form) certifying that such Purchaser is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes. Each such Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Administrative Agent or Seller.

                Section 2.10.  Capital Requirements; Additional Costs.

               (a)      If the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement, any other Related Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Seller shall from time to time upon demand (and submission of the computation certificate discussed below) by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party documented additional amounts sufficient to compensate such Affected Party for the Seller's Share of such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Daily Yield Rate; provided, however, that the Seller shall be obligated to pay only such compensation which is incurred after the date sixty (60) days prior to the date of such demand; provided, further, however, that such 60-day limitation shall not apply to any such compensation that is applicable retroactively to periods prior to the effective date of the applicable event so long as the Administrative Agent notifies the Seller of such event within 60 days of a responsible officer of the Administrative Agent receiving actual knowledge thereof. A certificate as to the amount of that reduction and showing the basis of the computation thereof and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Applicable Purchaser submitted by the Administrative Agent to the Seller shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

               (b)      If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Purchases, Capital Investment, LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Seller shall, from time to time upon demand (and submission of the computation certificate described below) by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for the Seller's Share of such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Daily Yield Rate; provided, however, that the Seller shall be obligated to pay only such compensation which is incurred after the date sixty (60) days prior to the date of such demand; provided, further, however, that such 60-day limitation shall not apply to any such compensation that is applicable retroactively to periods prior to the effective date of the applicable event so long as the Administrative Agent notifies the Seller of such event within 60 days of a responsible officer of the Administrative Agent receiving actual knowledge thereof. Such Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Seller pursuant to this Section 2.10(b).

               (c)      With respect to any compensation payable under Section 2.10(a) or any Additional Costs payable under Section 2.10(b) , the Purchaser shall not allocate to Seller a proportionately greater amount of such compensation than it allocates to each of its other commitments to make purchases or to lend with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein.

               (d)      Determinations by any Affected Party for purposes of this Section 2.10 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Seller in reasonable detail and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Affected Party and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes.

                Section 2.11.  Breakage Costs. The Seller shall pay to the Administrative Agent for the account of either Purchaser, upon request of such Purchaser, such amount or amounts as shall compensate such Purchaser for any loss, cost or expense incurred by such Purchaser (as determined by such Purchaser) as a result of any reduction by the Seller in Capital Investment (and accompanying loss of Daily Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Capital Investment, which compensation shall include an amount equal to any loss or expense incurred by such Purchaser during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by such Purchaser upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source), (any such loss, cost or expense, "Breakage Costs"). The determination by such Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller at the time of demand or charge in reasonable detail and shall be calculated in a manner which is consistent with the manner in which it makes calculations for comparable claims with respect to similarly situated sellers or borrowers and shall be final, binding and conclusive on the Seller (absent manifest error) for all purposes; provided, that the Purchaser shall not allocate to Seller a proportionately greater amount of such compensation than it allocates to each of its other commitments to make purchases or to lend with respect to which it is entitled to demand comparable compensation, and will not include amounts already factored into the rates of interest or fees already provided for herein.

                Section 2.12.  Purchase Excess. On each Business Day during the Revolving Period and after completion of the disbursements specified in Section 6.03, the Administrative Agent shall notify the Seller and the Servicer of any Purchase Excess on such day, and the Seller shall deposit the amount of such Purchase Excess in the Collection Account by 1:00 p.m. (New York time) on the immediately succeeding Business Day.

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ARTICLE III

CONDITIONS PRECEDENT

                Section 3.01.  Conditions to Effectiveness of Agreement. Neither the Conduit Purchaser nor the Committed Purchaser shall be obligated to purchase Purchaser Interests hereunder on the occasion of the initial Purchase, nor shall any Purchaser or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Purchasers and the Administrative Agent:

               (a)      Purchase Agreement; Other Related Documents. This Agreement shall have been duly executed by, and delivered to, the parties hereto and the Purchasers and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as listed in the Schedule of Documents, each in form and substance satisfactory to each Purchaser and the Administrative Agent.

               (b)      Governmental Approvals. The Purchasers and the Administrative Agent shall have received (i) satisfactory evidence that the Seller and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Seller and the Servicer in form of Exhibits 3.01(a)(ii)(A) and 3.01(a)(iii)(A) respectively.

               (c)      Compliance with Laws. The Seller and the Servicer shall be in compliance in all respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.01(a), except where such failure to comply does not have a Material Adverse Effect.

                (d)      Payment of Fees. The Seller shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Purchaser for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including each Purchaser's legal, rating agency and audit expenses, and other document preparation costs to the extent required under Section 14.04 hereof.

                (e)      Representations and Warranties. Each representation and warranty by the Seller, Servicer and Originator contained herein and in each other Related Document shall be true and correct as of the Closing Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

                (f)      No Termination Event. No Incipient Termination Event or Termination Event hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

                (g)      Confirmation of Commercial Paper Ratings. The Administrative Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated thereby.

                (h)      Existing Securitization Facility. The Administrative Agent shall have received termination statements relating to, and evidence of the Originator's repurchase of Receivables sold pursuant to, the Existing Securitization Facility, together with directions from the parties thereto regarding the application of the proceeds of the initial Purchase, each in form and substance satisfactory to the Administrative Agent in its sole discretion.

                Section 3.02.   Conditions Precedent to All Purchases. No Purchaser shall be obligated to purchase Purchaser Interests hereunder on any Purchase Date if, as of the date thereof:

                (a)      any representation or warranty of the Seller or the Servicer contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect, as of such date, either before or after giving effect to the Purchase of Purchaser Interests on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

                (b)      any event shall have occurred, or would result from the Purchase of Purchaser Interests on such Purchase Date or from the application of the proceeds therefrom, that constitutes (i) a Termination Event or an Event of Servicer Termination, or (ii) except in the case of Reinvestment Purchases, an Incipient Termination Event or an Incipient Servicer Termination Event;

                (c)      the Seller shall not be in compliance with any of its covenants or other agreements set forth herein;

                (d)      the Facility Termination Date shall have occurred;

                (e)      either before or after giving effect to such Purchase and to the application of the proceeds therefrom, a Purchase Excess would exist;

                (f)      the Purchaser Interests sold hereunder would after giving effect to such purchase, exceed 100%;

                (g)      the Originator, the Seller or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchasers and the Administrative Agent, (i) as any Purchaser or the Administrative Agent may reasonably request, or (ii) as either Rating Agency may request; or

                (h)      the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

                The delivery by the Seller of a Capital Purchase Request and the acceptance by the Seller of the funds from such Capital Purchase on any Purchase Date shall be deemed to constitute, as of any such Purchase Date, a representation and warranty by the Seller that the conditions in this Section 3.02 have been satisfied.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

                Section 4.01.  Representations and Warranties of the Seller. To induce each Purchaser to purchase the Purchaser Interests and the Administrative Agent to take any action hereunder, the Seller makes the following representations and warranties to each Purchaser and the Administrative Agent, each and all of which shall survive the execution and delivery of this Agreement.

                (a)      Corporate Existence and Power. Each of the Seller and each Bergen Entity is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have (i) an adverse effect on its ability to perform its obligations under, or the enforceability of, any Related Document, (ii) a material adverse effect on its business or financial condition, (iii) an adverse effect on the interests of the Administrative Agent or any Purchaser under any Related Document or (iv) an adverse effect on the enforceability or collectibility of any Transferred Receivable. Each Significant Subsidiary as defined in the Credit Facility as of the date hereof is set forth on Schedule 4.01(a) hereto.

                (b)      Corporate Authorization and No Contravention. The execution, delivery and performance by each of the Seller and each other Bergen Entity of each Related Document to which it is a party, and the creation of all security interests provided for herein and therein (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its charter or bylaws or (C) any material agreement, order or other instrument to which it is a party or its property is subject and (iv) will not result in any Adverse Claim on any Transferred Receivable or any Seller Collateral or give cause for the acceleration of any indebtedness of the Seller or any other Bergen Entity.

                (c)      No Consent Required. No approval, authorization or other action by, or filings with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Seller or any other Bergen Entity of any Related Document to which it is a party or any transaction contemplated thereby except with respect to UCC filings contemplated by the Related Documents and as indicated on the Chattel Paper Report delivered by the Seller on the Closing Date, and such exceptions indicated on the Chattel Paper Report will not result in a Material Adverse Effect.

                (d)      Binding Effect. Each Related Document to which the Seller or any other Bergen Entity is a party constitutes the legal, valid and binding obligation of such Person enforceable against that Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                (e)      Perfection of Ownership Interest. Immediately preceding its sale of Transferred Receivables to the Seller, the Originator was the owner of, and effectively sold, such Receivables to the Seller, free and clear of any Adverse Claim. The Seller owns the Transferred Receivables, and all of its other properties and assets free of any Adverse Claim other than the interests of the Conduit Purchaser and the Committed Purchaser, and their respective successors and assigns (through the Administrative Agent) therein that are created hereby, and each Purchaser shall at all times have a valid undivided percentage ownership interest, which shall be a first priority perfected security interest for purposes of Article 9 of the applicable Uniform Commercial Code, in the Purchaser Interests, the Receivables and Seller Collateral.

                (f)      Accuracy of Information. All information furnished by the Seller, any other Bergen Entity or any Affiliate of any such Person to the Administrative Agent or any Purchaser in connection with any Related Document, or any transaction contemplated thereby, is true and accurate in all material respects (and is not incomplete by omitting any information necessary to prevent such information from being materially misleading).

                (g)      No Defaults or Violations. None of the Seller or any other Bergen Entity is in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation may result in a Material Adverse Effect.

                (h)      No Actions, Suits or Material Adverse Change. Except for (i) matters disclosed in writing to the Administrative Agent prior to the Closing Date, (ii) matters disclosed in reports filed with the Securities and Exchange Commission under the Securities Act of 1934, as amended, (iii) if the Closing Date occurs before, or less than 10 days after, the release of the Parent's audited financial statements for the fiscal year ending September 30, 2000 (the "2000 Audited Financials"), (A) matters disclosed in the Parent's audited financial statements as at and for the fiscal year ending September 30, 1999 (the "1999 Audited Financials"), (B) no greater than a $66,700,000 provision for accounts receivables, (C) no greater than $505,000,000 in charges against goodwill related to PharMerica in the fourth quarter of the fiscal year-ended September 30, 2000, and (D) no greater than $26,000,000 in other special charges, and (iv) if the Closing Date occurs 10 or more days after the release of the 2000 Audited Financials, matters disclosed in the 2000 Audited Financials, there has been no material adverse change in the financial condition, business, operations or prospects of the Parent. Since the last day of the fiscal year covered by the Applicable Financials, (x) there has been no material adverse change in the quality or collectibility of the Receivables, taken as a whole, or in the Seller's, Servicer's or Originator's financial condition, business, operations or prospects and (y) no material litigation, investigation or tax audits have commenced against any Bergen Entity. Since its formation, there has been no material adverse change in the Seller's financial condition, business, operations or prospects. Since the Closing Date, there has been no material adverse change in the ability of the Seller or any other Bergen Entity to perform its obligations under any Related Document.

                (i)      Accuracy of Exhibits. All information on the Schedules hereto is true and complete in all material respects, subject to any changes permitted by, and notified to the Administrative Agent in accordance with, Article V. Except as set forth on Schedule 4.01(i), none of the Seller's or Originator's Records locations (including without limitation their respective chief executive offices and principal places of business) has changed within the past 12 months (or such shorter period as the Seller has been in existence). Neither the Seller nor the Originator has been known or used any corporate, fictitious or trade name other than a name set forth on Schedule 4.01(i). Schedule 4.01(i) lists the federal employer identification numbers of the Seller and the Originator.

                (j)      Sales by the Originator. Each sale by the Originator to the Seller of the Transferred Receivables has been made in accordance with the terms of the Purchase Agreement, including the payment by the Seller to the Originator of the purchase price described in the Sale and Contribution Agreement. Each such sale has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by the Originator to the Seller.

                (k)      Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is and will be Solvent.

                (l)      Taxes. The Seller has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                (m)      ERISA. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Purchase Agreement and prior to the date of any Purchase hereunder, no steps have been taken by the PBGC to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Originator or any ERISA Affiliate of any material liability, fine or penalty. Neither the Originator nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that has or could reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA. The Seller has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.

                (n)      Investment Company Act. The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, 15 U.S.C. Sections 80a et seq., and any regulations promulgated thereunder.

                (o)      Securities Regulation. The Purchase by the Seller of the Receivables under the Sale and Contribution Agreement and the Purchase of the Purchaser Interests by the Purchasers hereunder and the application of the proceeds thereof, in each case in accordance with the provisions of the applicable Related Document, will not violate any applicable provisions of the Securities Act or other applicable securities laws.

                (p)      Nonconsolidation. The Seller is operated in such a manner that the separate corporate existence of the Seller, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group thereof and, without limiting the generality of the foregoing:

                (i)      the Seller has not engaged, and does not presently engage, in any activity other than those activities expressly permitted under the Seller's organizational documents and the Related Documents, nor has the Seller entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

                (ii)      the Seller maintains a business office separate from that of each member of the Parent Group;

                (iii)      the financial statements and books and records of the Seller and the Originator reflect the separate corporate existence of the Seller;

                (iv)      except as otherwise expressly permitted hereunder, under the other Related Documents and under the Seller's organizational documents, no Parent Group member (A) pays the Seller's expenses, (B)  guarantees the Seller's obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise; and

                (v)      the Seller does not act as agent for any Parent Group member, but instead presents itself to the public as a corporation separate from each such Person and independently engaged in the business of purchasing and financing Transferred Receivables.

                (q)      Deposit and Lockbox Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Seller maintains deposit, lockbox or other bank accounts (including the Lockbox Accounts and Deposit Accounts) as of the Closing Date, and such schedule correctly identifies the name, address and telephone number of each depository and whether such depository is a Lockbox Account Bank, Deposit Bank, or otherwise, the name in which the account is held, a description of the purpose of the account and whether such account is a Deposit Account, Lockbox Account or otherwise, and the complete account number therefor (and, with respect to each Lockbox Account, the lockbox number and address thereof).

                (r)      Transferred Receivables.

                (i)      Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Investment Base Certificate constitutes an Eligible Receivable as of the date of such Investment Base Certificate.

                (ii)      Nonavoidability of Transfers. The Seller shall (A) have received each Contributed Receivable as a contribution to the capital of the Seller by the Originator and (B) have purchased each Sold Receivable from the Originator for cash consideration, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of the Sale and Contribution Agreement shall not have been made for or on account of an antecedent debt owed by the Originator thereof to the Seller and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

                (s)      Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchasers and the Administrative Agent as if the same were set forth in full herein.

                Section 4.02.   Representations and Warranties of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and the Administrative Agent to take any action required to be performed by it hereunder, the Servicer represents and warrants to the Purchasers and the Administrative Agent, which representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as an Originator or as Servicer) contained in any Related Document is true and correct in all material respects and, if made by the Servicer in its capacity as an Originator, applies with equal force to the Servicer in its capacity as Servicer, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Purchasers and the Administrative Agent as if the same were set forth in full herein.

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ARTICLE V

GENERAL COVENANTS OF THE SELLER

                Section 5.01.  Affirmative Covenants of the Seller. The Seller covenants and agrees that from and after the Closing Date and until the Termination Date:

                (a)      Conduct of Business. The Seller will perform, and will cause each other Bergen Entity and Significant Subsidiary to perform, all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business except to the extent that such failure would not have a Material Adverse Effect.

                (b)      Compliance with Laws. The Seller will comply, and will cause each other Bergen Entity to comply, with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Transferred Receivable or Seller Collateral may be subject, except to the extent non-compliance would not have a Material Adverse Effect.

                (c)      Furnishing Information and Inspection of Records. The Seller will furnish to the Administrative Agent and the Purchasers such information (including non-financial information) concerning the Transferred Receivables and the Seller Collateral as the Administrative Agent or a Purchaser may reasonably request. Twice a year (and at any time during the continuance of an Incipient Termination Event or Termination Event), the Administrative Agent may (at the expense of the Seller subject to the limitations set forth in the Fee Letter) have its auditors, which may include an independent public accounting firm, conduct an audit of the Records or make test verifications of the Receivables and Collections.

                (d)      Keeping Records.

                (i)      The Seller will, and will cause the Originator to, have and maintain (A) administrative and operating procedures (including an ability to recreate Records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all Records and other information necessary or advisable for collecting the Transferred Receivables (including Records adequate to permit the immediate identification of each new Transferred Receivable and all Collections of, and adjustments to, each existing Receivable). The Seller will give the Administrative Agent prior notice of any material change in such administrative and operating procedures.

                (ii)      The Seller will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Administrative Agent's interest (on behalf of the Purchasers) in the Receivables and (B) so mark the original copy (or the replacement copy with respect to which a Chattel Paper Agreement has been executed by the Originator) of each contract relating to a Receivable that consists of chattel paper and deliver to the Administrative Agent all such contracts (including all multiple originals of such contracts), with any appropriate endorsement or assignment, or segregate (from all other receivables then owned or being serviced by the Seller) the Receivables and all contracts relating to each Receivable and hold in trust and safely keep such contracts so legended in separate filing cabinets or other suitable containers at such locations as the Administrative Agent may specify.

                (e)      Perfection.

                (i)      The Seller will, and will cause the Originator to, at its expense, promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Administrative Agent (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Administrative Agent, on behalf of the Purchasers, to exercise and enforce all its rights hereunder and to vest and maintain vested in the Administrative Agent, on behalf of the Purchasers, a valid, first priority perfected security interest in the Seller Collateral and proceeds thereof free and clear of any Adverse Claim (and a perfected ownership interest in the Receivables). The Administrative Agent will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof that are consistent with the Related Documents without the Seller's signature.

                (ii)      Each of the Seller and the Originator will at all times maintain its chief executive offices within a jurisdiction in the USA (other than in the states of Florida, Maryland and Tennessee) in which Article 9 of the UCC is in effect. If the Seller or the Originator moves its chief executive office to a location that imposes Taxes, fees or other charges to perfect the Administrative Agent's, and the Purchasers' interests hereunder or the Seller's interests under the Purchase Agreement, the Seller will pay all such reasonable amounts and any other reasonable costs and expenses incurred in order to maintain the enforceability of the Related Documents, the Purchases and the interests of the Administrative Agent and the Purchasers in the Seller Collateral.

                (f)      Performance of Duties. The Seller will perform, and will cause each other Bergen Entity and the Servicer (if an Affiliate) to perform, its respective duties or obligations in accordance with the provisions of each of the Related Documents. The Seller (at its expense) will, and will cause each other Bergen Entity to, (i) fully and timely perform in all material respects all agreements required to be observed by it in connection with each Receivable but in all respects necessary to comply with the following subparagraphs (ii) and (iii), (ii) comply in all respects with the Credit and Collection Policy, and (iii) refrain from any action that may impair the rights of the Administrative Agent or the Purchasers in the Seller Collateral.

                (g)      Deposit of Collections. The Seller shall deposit or cause to be deposited promptly into an Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

                (h)      Taxes. Each of the Seller and each Bergen Entity has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                Section 5.02.  Reporting Requirements of the Seller.

                (a)      The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it (i) shall, and shall cause each other Bergen Entity to, maintain a system of accounting established and administered in accordance with GAAP, and (ii) shall deliver or cause to be delivered to the Purchasers, the Administrative Agent, and, in the case of paragraph (j) of Annex 5.02(a) only, to the Rating Agencies, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

                (b)      The Seller hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers and the Administrative Agent, the Investment Reports (including Investment Base Certificates) at the times, to the Persons and in the manner set forth in Annex 5.02(b).

                Section 5.02.  Negative Covenants of the Seller. The Seller covenants and agrees that, without the prior written consent of the Purchasers and the Administrative Agent, from and after the Closing Date until the Termination Date:

                (a)      Sales and Adverse Claims Relating to Receivables. Except as otherwise provided herein, the Seller will not, and will not permit the Originator or the Servicer to, (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any material portion of the Transferred Receivables or any proceeds thereof or any other property or assets of the Seller.

                (b)      Extension or Amendment of Receivables. Except as otherwise permitted in Section 7.07(b), the Seller will not, and will not permit the Originator or the Servicer to, extend, amend, rescind, modify, forgive, discharge or cancel any Receivable.

                (c)      Change in Business or Credit and Collection Policy. The Seller will not make any material change in the character of its business and will not, and will not permit the Originator or the Servicer to, make any material change to the Credit and Collection Policy without the prior written consent of the Administrative Agent and provision of written notice to the Rating Agencies by the Seller.

                (d)      Sale of Stock and Assets. The Seller shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets any Receivable or contract therefor or any of its rights with respect to any Account or any other deposit account in which any Collections of any Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

                (e)      Capital Structure and Business. The Seller shall not (i) transact business, other than in compliance with (A) its certificate of incorporation and bylaws and (B) the Related Documents, and in such corporate and trade names as are set forth on Schedule 4.01(i), or (ii) amend its certificate or articles of incorporation or bylaws.

                (f)      Mergers, Subsidiaries, Etc. The Seller shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

                (g)      Sale Characterization; Sale and Contribution Agreement. The Seller shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale and Contribution Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale and Contribution Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originator to the Seller and (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Seller.

                (h)      Indebtedness. The Seller shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Seller to any Affected Party, Indemnified Person or any other Person expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv)  indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (v) Debt of the Seller to the Originator under the Subordinated Note.

                (i)      Commingling. The Seller shall not deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account or Deposit Account, except inadvertent deposits of checks from time to time in immaterial amounts that are readily traceable.

                (j)      Restricted Payments by the Seller. Except for the Subordinated Note, the Seller shall not enter into any lending or borrowing transaction with any other Person. The Seller shall not at any time make payments with respect to the Subordinated Note if after giving effect to such payments a Purchase Excess would exist or an Incipient Termination Event or Termination Event would otherwise result therefrom or be continuing. The Seller will not purchase or redeem any shares of the capital stock of the Seller, declare or pay dividends thereon (other than stock dividends), or make any distribution to stockholders or set aside any funds for any such purpose; provided, however, the foregoing shall not prevent the Seller from paying cash dividends on any day if (i) after giving effect to such payment, the Seller's Net Worth Percentage would not be less than 10%, (ii) after giving effect to any such advance or distribution, a Purchase Excess would not exist nor would a Termination Event otherwise result therefrom, and (iii) on such day or the immediately preceding day the Seller delivers to the Administrative Agent a certificate in which the Seller attests to and specifies (x) the calculation of the Seller's Net Worth Percentage after giving effect to such payment, (y) that a Purchase Excess does not exist and a Termination Event will not result as a result of such payment, and (z) the principal outstanding on the Subordinated Note as of such date.

                (k)      Changes in Instructions to Obligors. The Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables.

                (l)      Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Seller shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, director, officer or employee of the Seller, the Parent or any of the Parent's other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables, and Permitted Investments.

                (m)      Related Documents. The Seller shall not modify the terms of any policy or resolutions of its board of directors if such modification could have or result in a Material Adverse Effect.

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ARTICLE VI

COLLECTIONS AND DISBURSEMENTS

                Section 6.01.  Establishment of Accounts.

                (a)      The Lockbox Accounts.

                (i)      The Seller has established with each Lockbox Account Bank one or more Lockbox Accounts. If a Cash Management Event shall have occurred and be continuing, the Administrative Agent may, without prior notice to the Seller, take exclusive dominion and control of each Lockbox Account and all monies, instruments and other property then or thereafter on deposit therein, and the Seller thereafter shall not make or cause to be made, nor shall the Seller thereafter have any ability to make or cause to be made, any withdrawals from any Lockbox Account except as provided in Section 6.01(c)(ii); provided, that the Administrative Agent shall promptly notify the Seller and each Rating Agency in writing of such action.

                (ii)      The Seller or the Servicer have instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof (A) by check or money order mailed to one or more lockboxes or post office boxes for which there is an effective and binding Lockbox Agreement (each a "Lockbox" and collectively the "Lockboxes") or (B) by wire transfer or moneygram directly to a Lockbox Account. The Seller and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each of the Seller and the Servicer shall deposit or cause to be deposited into a Lockbox Account all cash, checks, money orders or other proceeds of Transferred Receivables or Seller Collateral received by it other than in a Lockbox or Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the second Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. Neither the Seller nor the Servicer shall make any deposits into a Lockbox or Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

                (iii)      If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Account Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Seller shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Lockbox Account maintained at any such Lockbox Account Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). The Seller shall not close any such Lockbox Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Lockbox Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Lockbox Account Bank or with such new depositary institution substantially in the form of such Lockbox Account Agreement or that is satisfactory in all material respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Account Bank), and (D) taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Lockbox Account to the Purchaser under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Seller nor the Servicer shall open any new Lockbox or Lockbox Account without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                (b)      Deposit Account. The Seller has established with each Deposit Bank one or more Deposit Accounts, and each such Deposit Bank has executed a Deposit Account Agreement. If a Cash Management Event shall have occurred and be continuing, the Administrative Agent may, without prior notice to the Seller, take exclusive dominion and control of each Deposit Account and all monies, instruments and other property then or thereafter on deposit therein, and the Seller thereafter shall not make or cause to be made, nor shall the Seller thereafter have any ability to make or cause to be made, any withdrawals from any Deposit Account except as provided in Section 6.01(c)(ii); provided, that the Administrative Agent shall promptly notify the Seller and each Rating Agency in writing of such action.

                (i)      Neither the Seller nor the Servicer shall make any deposits into a Deposit Account except in accordance with the terms of this Agreement or any other Related Document.

                (ii)      If, for any reason, a Deposit Account Agreement terminates or any Deposit Bank fails to comply with its obligations under the Deposit Account Agreement to which it is a party, then the Seller and Servicer shall immediately stop depositing Collections into such Deposit Account. The Seller shall not close any such Deposit Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Deposit Bank or with a new depositary institution reasonably satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Deposit Bank or with such new depositary institution substantially in the form of such Deposit Account Agreement or that is satisfactory in all material respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Deposit Account, such new agreement shall become a Deposit Account Agreement and any new depositary institution shall become a Deposit Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Deposit Account to the Purchaser under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(b), neither the Seller nor the Servicer shall open any new Deposit Account without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld.

                (c)      Collection Account.

                (i)      The Purchasers have established and shall maintain the Collection Account with the Depositary. The Collection Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

                (ii)      If the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), the Seller shall instruct each Lockbox Account Bank and Deposit Bank to transfer, and the Seller hereby grants the Administrative Agent the authority to instruct each such Lockbox Account Bank and Deposit Bank to transfer, on each Business Day in same day funds, all available funds in each Lockbox Account and Deposit Account to the Collection Account, and the Seller shall cause each Lockbox Account Bank and Deposit Bank to make such transfer. The Purchasers and the Administrative Agent shall deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables. On each Business Day prior to the Facility Termination Date the Administrative Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section 6.03. On each Business Day from and after the Facility Termination Date the Administrative Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.

                (iii)      If, for any reason, the Depositary wishes to resign as depositary of the Collection Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Purchasers. Neither the Purchasers nor the Administrative Agent shall close the Collection Account unless (A) a new deposit account has been established with the Depositary, (B) the Purchasers and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the other Related Documents), and (C) the Purchasers and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent on behalf of the Purchasers and to the Collateral Agent on behalf of the Conduit Purchaser under the Collateral Agent Agreement.

                (d)      Retention Account. The Administrative Agent has established and shall maintain the Retention Account with the Depositary. The Retention Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

                Section 6.02.  Funding of Collection Account.

                (a)      If the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), as soon as practicable, and in any event, no later than 1:00 p.m. (New York time) on each Business Day:

                (i)      the Administrative Agent, the Seller and the Servicer shall cause the Lockbox Account Banks and Deposit Banks to make the transfer to the Collection Account required to be made on such Business Day pursuant to Section 6.01(c)(ii); and

                (ii)      the Applicable Purchaser or the Administrative Agent shall deposit in the Collection Account the amount, if any, required pursuant to Section 2.04(b)(i);

                (iii)      if on any Business Day the Seller is required to make other payments under this Agreement not previously retained out of Collections (including Additional Amounts and Indemnified Amounts not previously paid), then the Seller shall deposit an amount equal to such payments in the Collection Account; and

                (iv)      if on the immediately preceding Business Day, a Collection is to be adjusted pursuant to Section 3.2 of the Sale and Contribution Agreement, then the Seller shall deposit in the Collection Account cash in the amount so received from the Originator for such payment.

                (b)      If the Administrative Agent has not taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), as soon as practicable, and in any event no later than 1:00 p.m. (New York time) on each Settlement Date, the Seller shall deposit in the Collection Account an amount equal to the sum of:

                (i)      the unpaid Accrued Monthly Yield;

                (ii)      the unpaid Accrued Servicing Fee;

                (iii)      the unpaid Accrued Unused Commitment Fee;

                (iv)      if on such Settlement Date the Seller is required to make other payments under this Agreement not previously retained out of Collections (including Additional Amounts and Indemnified Amounts not previously paid), an amount equal to such payments; and

                (c)      the Seller shall deposit cash in the Collection Account no later than 1:00 p.m. (New York time) on any Business Day in the amount equal to the Outstanding Balance of any Transferred Receivable the Seller elects to pay pursuant to the first proviso of Section 8.06(d).

                (d)      if, on the immediately preceding Business Day, the Administrative Agent shall have notified the Seller of any Purchase Excess, then the Seller shall deposit cash in the amount of such Purchase Excess in the Collection Account no later than 1:00 p.m. (New York time) on such Business Day;

                (e)      if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Capital Investment of the Purchasers, then the Seller shall deposit cash in the amount equal to the amount of such requested reduction of Capital Investment no later than 1:00 p.m. (New York time) on such Business Day;

                (f)      the Servicer shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Servicer elects to pay pursuant to Section 7.04 no later than 1:00 p.m. (New York time) on such Business Day;

                (g)      If, on or before the second Business Day immediately preceding any Settlement Date, the Administrative Agent shall have notified the Seller of any Retention Account Deficiency pursuant to Section 6.04(b) , then the Seller shall deposit cash in the amount of such deficiency in the Collection Account no later than 1:00 p.m. (New York time) on such Settlement Date.

                (h)      From and after the Facility Termination Date, no later than 1:00 p.m. (New York time) on such Settlement Date, the Administrative Agent shall transfer all amounts on deposit in the Retention Account on each Business Day to the Collection Account.

                Section 6.03.  Daily Disbursements From the Collection Account; Revolving Period. The Administrative Agent shall disburse the amounts then on deposit in the Collection Account and its related subaccounts in the following priority:

                (a)      On each Business Day no later than 2:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to Section 6.02, to the Retention Account the amount of any Retention Account Deficiency deposited pursuant to Section 6.02(h); and

                (b)      If the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), on each Business Day no later than 2:00 p.m. (New York time) during the Revolving Period, and if the Administrative Agent has not taken such dominion and control, on each Settlement Date no later than 2:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to Section 6.02, to the Retention Account an amount equal to the sum of:

                (i)      Daily Yield;

                (ii)      the Yield Shortfall as of the immediately preceding Business Day;

                (iii)      the Accrued Servicing Fee;

                (iv)      the Servicing Fee Shortfall as of the immediately preceding Business Day;

                (v)      the Accrued Unused Commitment Fee; and

                (vi)      the Unused Commitment Fee Shortfall as of the immediately preceding Business Day;

                (vii)      to the Purchasers an amount equal to the deposits made in the Collection Account pursuant to Section 6.02(a)(iii) and not otherwise disbursed pursuant to Section 6.03(a), to be disbursed based on the amounts owed, ratably to the applicable Purchasers,

                (c)      On each Business Day no later than 2:00 p.m. (New York time) during the Revolving Period, and following the transfers made pursuant to Section 6.02, to the Purchasers:

                (i)      an amount equal to any Purchase Excess to be applied in reduction of Capital Investment, to the Purchasers ratably based on the amount of their respective Capital Investments;

                (ii)      if, pursuant to a Repayment Notice, the Seller has requested a reduction of the Capital Investment of the Purchasers, then to the Purchasers, ratably based on the amount of their respective Capital Investments, the lesser of (A) the amount of such requested reduction of Capital Investment and (B) such balance; and

                (d)      after the payment of each of the amounts listed in Sections 6.03(a), (b) and (c), no later than 2:00 p.m. on each Business Day, the Administrative Agent shall deposit in the Seller Account the balance of any amounts remaining after making the foregoing disbursements.

                Section 6.04.  Disbursements From the Retention Account; Settlement Date Procedures; Revolving Period.

                (a)      On each Settlement Date during the Revolving Period, the amounts on deposit in the Retention Account shall be disbursed or retained by the Administrative Agent in the following priority:

                (i)      to the applicable Purchasers (or, if applicable, any Indemnified Person or Affected Party), an amount equal to:

                (A)      the accrued and unpaid Daily Yield as of the end of the immediately preceding Settlement Period;

                (B)      the unpaid Accrued Unused Commitment Fee as of the end of the immediately preceding Settlement Period;

                (C)      all Additional Amounts incurred and payable to any Affected Party as of the end of the immediately preceding Settlement Period;

                (D)      all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period to the extent not already transferred pursuant to Section 6.03(b)(i); and

                (E)      if a Purchase Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(c)(i), to be applied in reduction of Capital Investment;

                (ii)      to the Servicer on behalf of the Seller, an amount equal to its accrued and unpaid Servicing Fee as of the end of the immediately preceding Settlement Period;

                (iii)      to be retained in the Retention Account, an amount equal to the Accrued Monthly Yield, Accrued Unused Commitment Fee and Accrued Servicing Fee as of such date; and

                (iv)      to the Seller Account, the balance of any funds remaining after retaining or disbursing the foregoing amounts.

                (b)      No later than the second Business Day immediately preceding each Settlement Date, the Administrative Agent shall determine and notify the Seller of any Retention Account Deficiency for the preceding Settlement Period, and the Seller shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(h).

                Section 6.05.  Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent shall, as soon as practicable, transfer all amounts then on deposit in the Retention Account to the Collection Account and shall transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to Section 6.02(h) and amounts which are not allocable to the Purchaser Interests) in the following priority:

                (a)      if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

                (b)      to the Purchasers, ratably, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Capital Investment;

                (c)      to the Purchasers, an amount equal to the unpaid Capital Investment;

                (d)      to the Administrative Agent, an amount equal to accrued and unpaid Unused Commitment Fees;

                (e)      all Indemnified Amounts incurred and payable to any Indemnified Person; and

                (f)      to the extent not paid pursuant to Section 6.05(a), to the Servicer in an amount equal to the accrued and unpaid Servicing Fee; and

                (g)      to the Seller Account, the balance of any funds remaining after payment in full of all amounts set forth in this Section 6.05.

                Section 6.06.  Investment of Funds in Accounts. To the extent uninvested amounts are on deposit in the Retention Account on any given day during the Revolving Period, the Administrative Agent shall invest all such amounts in Permitted Investments selected by the Administrative Agent that mature no later than the immediately succeeding Settlement Date. From and after the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the Administrative Agent, subject to the restrictions described above. All proceeds of any such investment shall be deposited upon receipt into the Retention Account.

                Section 6.07.  Termination Procedures.

                (a)      On the earlier of (i) the first Business Day after the Facility Termination Date on which the Capital Investment has been reduced to zero or (ii) the Final Purchase Date, if the obligations to be paid pursuant to Section 6.05 have not been paid in full, the Seller shall immediately deposit in the Collection Account an amount sufficient to make such payments in full.

                (b)      On the Termination Date, all amounts on deposit in the Collection Account and the Retention Account shall be disbursed to the Seller and all ownership interests or Liens of the Purchasers (and their assignees and successors) in and to all Transferred Receivables and all Liens of the Purchasers and the Administrative Agent in and to the Seller Collateral shall be released by each Purchaser and the Administrative Agent. Such disbursement shall constitute the final payment to which the Seller is entitled pursuant to the terms of this Agreement, except to the extent that additional Collections are received by the Administrative Agent or the Purchaser, which Collections shall be promptly reported and remitted to the Seller or its designee. Upon such termination, the Administrative Agent shall promptly (a) execute and deliver UCC-3 termination statements to the Seller with respect to each UCC-1 financing statement filed in favor of the Administrative Agent or any Purchaser (or their assignees and successors) in connection with this Agreement, (b) deliver written notice to all Lockbox Banks and Deposit Banks to remit to the Servicer (unless otherwise directed by the Seller all payments, remittances and other items that have been received by, or are maintained in, any Lockbox Bank, Lockbox, Lockbox Account or Deposit Bank and to follow thereafter all directions of the Servicer (unless otherwise directed by the Seller) with respect to the continuance of termination of such Lockboxes and Deposit Accounts and (c) promptly deliver to the Servicer (unless otherwise directed by the Seller) all Collections and all other funds, records or other property of Seller or the Servicer that may come, or have come, into the Administrative Agent's or any Purchaser's (or their assignees and successors) custody or control.

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ARTICLE VII

SERVICER PROVISIONS

                Section 7.01.  Appointment of the Servicer. Each of the Conduit Purchaser and the Committed Purchaser hereby appoints the Servicer as its agent, and the Seller hereby acknowledges such appointment, to service the Transferred Receivables and enforce its rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of each Purchaser and the Administrative Agent, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Purchasers and the Administrative Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

                Section 7.02.  Duties and Responsibilities of the Servicer. Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Transferred Receivables.

                Section 7.03.  Collections on Receivables.

                (a)      In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, on Eligible Receivables in the reverse order in which they were originated with respect to such Obligor.

                (b)      If the Servicer determines that amounts unrelated to the Transferred Receivables (the "Unrelated Amounts") have been deposited in the Collection Account pursuant to Section 6.02, then the Servicer shall provide written evidence thereof to the Purchasers and the Administrative Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the Administrative Agent shall segregate the Unrelated Amounts, remit such amounts to the Seller, and the same shall not be deemed to constitute Collections on Transferred Receivables and shall not be subject to the provisions of Article VI.

                Section 7.04.  Authorization of the Servicer. Each of the Conduit Purchaser and the Committed Purchasers hereby authorizes the Servicer, and the Seller acknowledges such authorization, to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the ownership of the Purchaser Interests purchased by such Purchaser hereunder and the pledge of the Conduit's Purchaser Interest by the Conduit Purchaser to the Collateral Agent pursuant to the Collateral Agent Agreement, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing its name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the Originator could have done if it had continued to own such Receivable. The Originator, the Seller, the Administrative Agent and each Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, if a Cash Management Event (other than an event specified in clause (g) of the definition thereof) has occurred and is continuing, the Purchasers and the Administrative Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator, the Parent or otherwise) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Administrative Agent deems necessary or advisable with respect thereto; provided, that in lieu of commencing any such action or taking other enforcement action, the Seller may direct the Servicer to pay on behalf of the Seller to the Applicable Purchaser, the Capital Investment with respect to its Purchaser Interest in such Transferred Receivable. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent, or to make the Seller a party to any Litigation without the Administrative Agent's consent.

                Section 7.05.  Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in accordance with Sections 6.04 and 6.05. The Servicer shall berequired to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

                Section 7.06.  Representations and Warranties of the Servicer. To induce the Purchasers to purchase the Purchaser Interests and to take any action required to be performed by it hereunder, the Servicer represents and warrants to the Purchasers and the Administrative Agent, which representation and warranty shall survive the execution and delivery of this Agreement:

                (a)      Each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as the Originator or as the Servicer) contained in any Related Document is true and correct and, if made by the Servicer in its capacity as the Originator, applies with equal force to the Servicer in its capacity as the Servicer

                (b)      The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent the failure to so qualify would not have a Material Adverse Effect.

                (c)      The execution, delivery and performance by the Servicer of this Agreement and the other documents to be delivered by it hereunder (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Servicer's charter or bylaws, (2) any material law, rule or regulation applicable to the Servicer, (3) any material contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property. This Agreement has been duly executed and delivered by the Servicer.

                (d)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document to be delivered by it hereunder.

                (e)      This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (f)      If the Servicer is the Originator or one of its Affiliates, each Monthly Report, Investment Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Servicer on behalf of the Seller or by or on behalf of the Originator to the Administrative Agent, or the Purchasers in connection with this Agreement is correct in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent or the Purchasers, as the case may be, at such time) as of the date so furnished, and no such document contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

                (g)      No proceeds of any purchase or reinvestment hereunder will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Seller does not own any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                Section 7.07.  Covenants of the Servicer. The Servicer covenants and agrees that from and after the Closing Date and until the Termination Date:

                (a)      Ownership of Transferred Receivables. The Servicer shall identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables have been sold or contributed to the Seller and, following the Purchase of Purchaser Interests in such Transferred Receivables under this Agreement, are subject to the interest of the Conduit Purchaser or Committed Purchaser, as applicable.

                (b)      Compliance with Credit and Collection Policies. The Servicer shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not materially amend, waive or modify any term or provision of the Credit and Collection Policies without the prior written consent of the Administrative Agent.

                (c)      Covenants in Other Related Documents. The Servicer shall perform, keep and observe all covenants applicable to it in its capacity as an Originator under the Sale and Contribution Agreement and the other Related Documents (including those covenants set forth in Sections 5.1 and 5.2 of the Sale and Contribution Agreement) and the Servicer hereby agrees to be bound by such covenants in its capacity as the Servicer hereunder for the benefit of the Purchasers and the Administrative Agent as if the same were set forth in full herein.

                Section 7.08.  Reporting Requirements of the Servicer. If the Servicer is the Originator or one of its Affiliates, the Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Purchasers and the Administrative Agent the financial statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

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ARTICLE VIII

GRANT OF SECURITY INTERESTS

                Section 8.01.  Seller's Grant of Security Interest. The parties hereto intend that each Purchase of Purchaser Interests to be made hereunder shall constitute a purchase and sale of undivided percentage ownership interests in the Transferred Receivables and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by any Purchaser or the Administrative Agent hereunder, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law. In such regard and, in any event, to secure the prompt and complete payment, performance and observance of all Seller Secured Obligations, and to induce the Conduit Purchaser and the Committed Purchaser to enter into this Agreement and perform the obligations required to be performed by it hereunder in accordance with the terms and conditions thereof, the Seller hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself, the Conduit Purchaser and the Committed Purchaser, a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Seller (including under any trade names, styles or derivations of the Seller), and regardless of where located (all of which being hereinafter collectively referred to as the "Seller Collateral"):

                (a)      all Transferred Receivables;

                (b)      the Sale and Contribution Agreement, all Lockbox Account Agreements, Deposit Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (collectively, the "Seller Assigned Agreements"), including (i) all rights of the Seller to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Seller for damages or breach with respect thereto or for default thereunder, (iv) the right of the Seller to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder, and (v) all rights of the Seller in the Originator Collateral;

                (c)      all of the following (collectively, the "Seller Account Collateral"):

                (i)      the Lockbox Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts, the Lockboxes or such funds,

                (ii)      the Deposit Accounts and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts or such funds;

                (iii)      the Collection Account, the Retention Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

                (iv)      all Investments from time to time of amounts in the Collection Account and the Retention Account, and all certificates, instruments and investment property, if any, from time to time representing or evidencing such Investments,

                (v)      all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Purchaser or any assignee or agent on behalf of any Purchaser in substitution for or in addition to any of the then existing Seller Account Collateral, and

                (vi)      all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Seller Account Collateral;

                (d)      all other property that may from time to time hereafter be granted and pledged by the Seller or by any Person on its behalf under this Agreement, including any deposit with any Purchaser or the Administrative Agent of additional funds by the Seller; and

                (e)      to the extent not otherwise included, all proceeds of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Seller Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (d).

                Section 8.02.  Seller's Certification. The Seller hereby certifies that (a) the benefits of the representations, warranties and covenants of the Originator made to the Seller under the Sale and Contribution Agreement have been assigned as part of the Seller Collateral by the Seller to the Administrative Agent on behalf of the Purchasers hereunder; (b) the rights of the Seller under the Sale and Contribution Agreement to require payment of a Rejected Amount from the Originator may be enforced by the Purchasers and the Administrative Agent; and (c) the Sale and Contribution Agreement provides that the representations, warranties and covenants described in Sections 4.1, 4.2, 5.1, and 5.3 thereof, the indemnification and payment provisions of Article VII thereof and the provisions of Sections 6.1(o), 8.3 and 8.5 thereof shall survive the sale of the Purchaser Interests and the termination of the Sale and Contribution Agreement and this Agreement. The Seller hereby acknowledges that the Conduit Purchaser has assigned to the Collateral Agent under the Collateral Agent Agreement the benefits of the representations, warranties and covenants certified in Section 8.02(a) to have been assigned to the Conduit Purchaser. Notwithstanding any provision in this Agreement to the contrary, the assignments and rights referred to in this Section 8.02 that have been granted to the Purchasers, the Administrative Agent and their respective successors and assigns shall automatically and irrevocably be deemed to be released and reassigned to Seller upon the Termination Date.

                Section 8.03.  Consent to Assignment. Each of the Seller and the Servicer acknowledges and consents to the grant by the Conduit Purchaser to the Collateral Agent of a Lien upon all of the Conduit Purchaser's rights, title and interest in, to and under the Seller Collateral and acknowledges the rights of the Collateral Agent with respect to such Lien, and further acknowledges and consents that, upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event prior to a Committed Purchaser Funding Event, the Collateral Agent shall be entitled to enforce the provisions of the Seller Assigned Agreements and shall be entitled to all the rights and remedies of the Conduit Purchaser thereunder. In addition, each of the Seller and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Seller Assigned Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

                Section 8.04.  Delivery of Collateral. Other than as provided in Section 5.01(d)(ii), all certificates or instruments representing or evidencing the Seller Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Seller Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Seller, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Seller Collateral.

                Section 8.05.  Seller Remains Liable. It is expressly agreed by the Seller that, anything herein to the contrary notwithstanding, the Seller shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Seller Assigned Agreements and any other agreements constituting the Seller Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Purchasers, the Administrative Agent, the Collateral Agent and the other Conduit Purchaser Secured Parties shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the Collateral Agent Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, Purchasers, the Collateral Agent or any Purchaser Secured Party of any payment relating thereto pursuant hereto or thereto. The exercise by any Purchaser or the Administrative Agent of any of its respective rights under this Agreement shall not release the Originator, the Seller or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Purchasers, the Administrative Agent, the Collateral Agent or any of the Conduit Purchaser Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of the Originator, the Seller or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                Section 8.06.  Covenants of the Seller and the Servicer Regarding the Seller Collateral.

                (a)      Offices and Records. The Seller shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(i) or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 14.15 shall have been taken with respect to the Seller Collateral. Each of the Seller and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Seller Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Each of the Seller and the Servicer shall mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Seller Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII and in accordance with Section 5.01(d)(ii). Upon the occurrence and during the continuance of a Termination Event, the Seller and the Servicer shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Seller and the Servicer shall permit any representative of the Administrative Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 8.06(b).

                (b)      Access. Each of the Seller and the Servicer shall, at its own expense, during normal business hours, from time to time upon reasonable prior notice (except that no notice shall be required if an Incipient Termination Event or Termination Event has occurred and is continuing) as frequently as the Administrative Agent determines to be appropriate: (i) provide the Purchasers, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Seller Collateral, (ii) permit the Purchasers, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Purchasers or the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Seller Collateral (including Transferred Receivables that consist of chattel paper), (iv) permit the Purchasers or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or the business, operations, properties, financial and other conditions of the Seller, the Originator or the Servicer with any of its officers, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants, and (v) if an Incipient Termination Event or a Termination Event shall have occurred and be continuing then each of the Seller and the Servicer shall, at its own expense, provide such access at all times and without advance notice, and if a Cash Management Event (other than the events specified in clauses (e)(i) and (g) in the definition thereof) shall have occurred and be continuing, the Originator shall provide the Purchasers or the Administrative Agent with access to its suppliers and customers; provided, that the Administrative Agent shall notify the Seller or Servicer, as the case may be, prior to any contact with its independent certified public accountants and shall give such Person the opportunity to participate in such discussions. Each of the Seller and the Servicer shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. Each of the Seller and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Seller or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Seller or the Servicer.

                (c)      Communication with Accountants. Each of the Seller and the Servicer authorizes the Purchasers and the Administrative Agent to communicate directly with its independent certified public accountants in the circumstances permitted in Section 8.06(b) and authorizes and shall instruct those accountants and advisors to disclose and make available to the Purchasers and the Administrative Agent any and all financial statements, management letters, and other supporting financial documents, schedules and information relating to the Seller or the Servicer (including copies of any reports and documents required for submission in accordance with Section 5.02) with respect to its business, financial condition and other affairs; provided, that, the Administrative Agent and the Purchasers agree not to make photocopies of any management letter made available to them hereunder.

                (d)      Collection of Transferred Receivables. Except as otherwise provided in this Section 8.06(d), the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Seller under the Transferred Receivables, the Seller Assigned Agreements and any other Seller Collateral. In connection therewith, the Seller and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Seller Assigned Agreements and the other Seller Collateral; provided, that the Seller may, rather than having the Servicer commence any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for the account of the Applicable Purchaser (in accordance with its Purchaser Interests), the Outstanding Balance of any such Transferred Receivable; provided further, that if (i) the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), then the Administrative Agent may without prior notice to the Seller or the Servicer, exercise its rights and remedies with respect to the Lockbox Accounts and Deposit Accounts under Sections 6.01 and 6.02, and (ii) if the Administrative Agent has taken dominion and control over the Lockbox Accounts pursuant to Section 6.01(a)(i), (caused by the occurrence and continuation of a Cash Management Event other than the events specified in clauses (e)(i) and (g) in the definition thereof), then the Administrative Agent may, without prior notice to the Seller or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Seller Assigned Agreements of the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Purchasers hereunder and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and if a Termination Event has occurred and is continuing, at the sole cost and expense of the Seller and the Servicer, the Administrative Agent may enforce collection of any such Transferred Receivable or the Seller Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

                (e)      Performance of Seller Assigned Agreements. Each of the Seller and the Servicer shall (i) perform and observe in all material respects all the terms and provisions of the Seller Assigned Agreements to be performed or observed by it, maintain the Seller Assigned Agreements in full force and effect, enforce the Seller Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Seller Assigned Agreements as are permitted to be made by the Seller or the Servicer thereunder.

                Section 8.07  License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Seller hereby grants to the Administrative Agent on behalf of the Purchasers a license to use, without charge, the Seller's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Seller Collateral, or any rights to any of the foregoing, in the advertising for sale, and selling any of the Seller Collateral, or exercising of any other remedies hereto, and the Seller agrees that the Seller's rights under all licenses and franchise agreements shall inure to the Administrative Agent's benefit (on behalf of the Purchasers). Except upon the occurrence and continuation of a Termination Event, the Administrative Agent and the Purchasers agree not to use any such license without giving the Seller notice.

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ARTICLE IX

TERMINATION EVENTS

                Section 9.01.  Termination Events. If any of the following events (each, a "Termination Event") shall occur (regardless of the reason therefor):

                (a)      the Seller shall (i) fail to make any payment of any Seller Secured Obligation when due and payable and the same shall remain unremedied for two Business Days or more, (ii) fail to observe or perform any covenant or agreement contained in Sections 5.01(e), 5.01(g), 5.03(a) and 6.01 of this Agreement, or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.01) and the same shall remain unremedied for two Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller;

                (b)      a default or breach shall occur under any agreement, document or instrument to which any Bergen Entity, the Seller or the Servicer is a party or by which any such Person or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Seller Secured Obligations) of any such Person which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate, or (ii) causes or permits any holder of such Debt or a trustee or agent to cause, such Debt, or a portion thereof which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

                (c)      a case or proceeding shall have been commenced against any Bergen Entity, any Significant Subsidiary, the Seller or the Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person;

                (d)      any Bergen Entity, Significant Subsidiary, the Seller or the Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing;

                (e)      (i) any Bergen Entity, the Seller or the Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due or (ii) the fair market value of the Originator's, the Servicer's or the Seller's liabilities exceeds the fair market value of its assets;

                (f)      a final judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate at any time outstanding shall be rendered against any Bergen Entity, any Affiliate of the Originator, or the Servicer and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay;

                (g)      a judgment or order for the payment of money shall be rendered against the Seller and either (i) enforcement proceedings shall have been commenced upon any such judgment, or (ii) such judgment or order shall not have been vacated or dismissed within 30 days after such judgment or order is entered;

                (h)      (i) any information contained in any Investment Base Certificate is untrue or incorrect in any respect, or, any information given with respect to Reserves in the Investment Base Certificate is not made in good faith and is not based on reasonable estimates (which reasonability is determined as of the date of such Investment Base Certificate), or (ii) any representation or warranty of the Originator or the Seller herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than an Investment Base Certificate) made or delivered by the Originator or the Seller to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; provided that a breach of any representation, warranty or covenant related to the Receivables shall not be deemed a breach to the extent such Receivable has been adjusted in accordance with Section 3.2 of the Sale and Contribution Agreement;

                (i)      any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien on any Receivables of the Originator or which otherwise materially adversely affects the financial condition of the Originator or the Parent's ability to perform as Servicer hereunder and (i) the amount secured by such Lien, as stated in such notice, is $5,000,000 or more or (ii) the amount secured by such Lien, as stated in such notice, is less than $5,000,000 and (A) such Lien has not been terminated, released or bonded within two (2) Business Days after the receipt of such notice by any Bergen Entity, provided, that any such bond shall effectively suspend such Governmental Authority's ability to enforce or execute on such Lien within ten (10) Business Days of receipt of such notice or (B) such Governmental Authority commences any enforcement action with respect to, or attempts to execute on, such Lien;

                (j)      any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Seller;

                (k)      there shall have occurred any event which materially adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to originate Receivables of a credit quality, taken as a whole, which are at least of the credit quality of the Receivables, taken as a whole, in the initial Purchase;

                (l)      (i) the Parent's long-term unsecured, unsubordinated indebtedness is rated less than B+ by S&P (or such rating is withdrawn or superseded) or less than B1 by Moody's (or such rating is withdrawn or superseded) and (ii) a Material Adverse Effect has occurred since the Closing Date;

                (m)      (i) the Originator shall fail to observe or perform any covenant or agreement contained in Sections 6.1(g), (h) or (i) of the Sale and Contribution Agreement, (ii) a default or breach shall occur under any provision of Sections 7.1 or 8.6 of the Sale and Contribution Agreement and the same shall remain unremedied for two Business Days or more after the occurrence thereof, (iii) a default or breach shall occur under any other provision of the Sale and Contribution Agreement and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Seller or (iv) the Sale and Contribution Agreement shall for any reason cease to evidence the transfer to the Seller of the legal and equitable title to, and ownership of, the Transferred Receivables;

                (n)      except as otherwise expressly provided herein, any Lockbox Account Agreement, Deposit Account Agreement or the Sale and Contribution Agreement shall have been modified, amended or terminated without the prior written consent of the Purchasers and the Administrative Agent;

                (o)      an Event of Servicer Termination shall have occurred;

                (p)      with respect to the Transferred Receivables, (i) prior to the Purchase of Purchaser Interests therein hereunder, the Seller shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (ii) after the Purchase of Purchaser Interests hereunder, the Administrative Agent (on behalf of the Purchasers) shall cease to hold either (A) valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (B) a first priority, perfected Lien in such Transferred Receivables and the Seller Collateral;

                (q)      the Parent shall fail to own and control, directly or indirectly, 100% of the outstanding voting stock of the Seller and the Originator;

                (r)      any of the following events shall occur with respect to any Pension Plan:

                (i)      the institution of any steps by the Originator, any of its ERISA Affiliates or any other Person to terminate a Pension Plan if, as a result of such termination, the Originator or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $5,000,000 in the aggregate for all such contributions, liabilities and obligations; or

                (ii)      a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                (s)      the Seller shall amend its bylaws or its certificate or articles of incorporation without the express prior written consent of the Purchasers and the Administrative Agent;

                (t)      BHI shall have received an Election Notice pursuant to Section 2.1 of the Sale and Contribution Agreement;

                (u)      (i) the Default Ratio shall exceed 6.75%; (ii) the Delinquency Ratio shall exceed 3.75%; (iii) the Three Month Rolling Dilution Ratio shall exceed 6.0%; (iv) the Receivables Collection Turnover shall exceed 20 days; or (v) the Seller's Net Worth Percentage is less than 5.0%; or

                (v)      any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Bergen Entity or any party to such document or the Seller shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Purchaser or the Administrative Agent, by notice to the Seller, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c), (d), (e), and (t) or (ii) three days after the occurrence of the Termination Event described in Section 9.01(a)(i) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller.

                Section 9.02.  Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

                (a)      the Servicer shall fail or neglect to perform, keep or observe any provision of this Agreement or the other Related Documents (whether in its capacity as the Originator or the Servicer) and the same shall remain unremedied for three (3) Business Days or more after written notice thereof shall have been given by the Purchasers or the Administrative Agent to the Servicer;

                (b)      any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate made or delivered by the Servicer to the Purchasers or the Administrative Agent hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; provided that a breach of any representation, warranty or covenant related to the Receivables shall not be deemed a breach to the extent such Receivable has been adjusted in accordance with Section 3.2 of the Sale and Contribution Agreement;

                (c)      a Termination Event shall have occurred and is continuing or this Agreement shall have been terminated;

                (d)      the Seller's board of directors shall have determined that it is in the best interests of the Seller to terminate the duties of the Servicer hereunder and shall have given the Servicer, the Purchasers and the Administrative Agent at least 30 days' written notice thereof;or

                (e)      (i) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Sale and Contribution Agreement without the prior written consent of the Administrative Agent or (ii) the Administrative Agent shall have determined (A) that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables, taken as a whole, or to otherwise perform hereunder has occurred or (B) in its reasonable judgment that a material deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that is material;

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Purchasers or the Administrative Agent, by delivery of a Servicer Termination Notice to the Seller and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale and Contribution Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

[	COVER	]	||	[	TABLE OF CONTENTS	]	||	[	ANNEX X	]

ARTICLE X

REMEDIES

                Section 10.01.  Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the Administrative Agent may exercise in respect of the Seller Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Seller Secured Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

                (a)      The Administrative Agent may, without notice to the Seller except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Seller from the Collection Account, any Lockbox Account, Deposit Account, the Retention Account or any part of such accounts in accordance with the priorities set forth in Sections 6.05 and 6.07 against all or any part of the Seller Secured Obligations.

                (b)      The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Seller Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Purchasers', or Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Seller's premises or elsewhere and shall have the right to use any of the Seller's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Seller Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Originator, the Seller, any Person claiming the Seller Collateral sold through the Originator or the Seller, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be disbursed in accordance with Section 6.05.

                (c)      Upon the completion of any sale under Section 10.01(b), the Seller or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Seller Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

                (d)      At any sale under Section 10.01(b), the Purchasers, the Administrative Agent or any other Purchaser Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

                (e)      The Administrative Agent may exercise, at the sole cost and expense of the Seller, any and all rights and remedies of the Seller under or in connection with the Seller Assigned Agreements or the other Seller Collateral, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Seller Assigned Agreements.

                Section 10.02.  Exercise of Remedies. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Originator, the Seller, or the Servicer, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

                Section 10.03.  Power of Attorney. On the Closing Date, each of the Seller and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 10.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Seller Secured Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Purchaser's Liens upon and interests in the Seller Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent's officers, directors, employees, agents or representatives shall be responsible to the Seller or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                Section 10.04.  Continuing Security Interest. This Agreement shall create a continuing Lien in the Seller Collateral until the conditions to the release of the Liens of the Purchaser and the Administrative Agent thereon set forth in Section 6.07(b) have been satisfied.

[	COVER	]	||	[	TABLE OF CONTENTS	]	||	[	ANNEX X	]

ARTICLE XI

SUCCESSOR SERVICER PROVISIONS

                Section 11.01.  Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) (i) the performance of its duties hereunder has become impermissible under applicable law or regulation and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law or (b) the Servicing Fee has not been paid within 90 days of the date due. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer's Certificate to such effect, in each case delivered to the Purchaser and the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

                Section 11.02.  Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 9.02 or 11.01, the Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not the obligations of the Servicer set forth in Section 12.02) under this Agreement (and except that the Administrative Agent makes no representations and warranties pursuant to Section 4.02) and (b) may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall have satisfied the Rating Agency Condition in respect thereof (and, if such resignation is pursuant to Section 11.01(a) and no Incipient Termination Event or Termination Event has occurred and is continuing, subject to the consent of the Seller, not to be unreasonably withheld) and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent an instrument in form and substance acceptable to the Administrative Agent.

                Section 11.03.  Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

                (a)      The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each Purchaser and the Administrative Agent and, without limiting the generality of the foregoing, shall timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Collection Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                (b)      The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

                Section 11.04.  Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Seller, the Purchasers, or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

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ARTICLE XII

INDEMNIFICATION

                Section 12.01.  Indemnities by the Seller.

                (a)      Without limiting any other rights that the Conduit Purchaser, the Committed Purchaser, the Administrative Agent, the Collateral Agent, the Liquidity Administrative Agent, any Liquidity Lender, the Letter of Credit Administrative Agent or any Letter of Credit Provider or any of their respective officers, directors, employees, attorneys, agents or representatives (each, an "Indemnified Person") may have hereunder or under applicable law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Seller shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results solely from (i) with respect to any Indemnified Person other than the Conduit Purchaser, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Seller shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

                (i)      reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Seller pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

                (ii)      the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation; or

                (iii)      (A) the failure to vest and maintain vested in the Seller valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim, (B) the failure to vest and maintain vested in the Purchasers valid and properly perfected title and sole record and beneficial ownership of the Purchaser Interests, (C) the failure to maintain or transfer to the Purchaser a first, priority, perfected Lien in the Seller Collateral and (D) the failure to maintain or transfer to the Administrative Agent a first priority, perfected Lien therein;

                (iv)      any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy to the payment of any Transferred Receivable that is the subject of a Purchase hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Bergen Entity or any of its Affiliates acting as the Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of any Indemnified Person;

                (v)      any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

                (vi)      the commingling of Collections with respect to Transferred Receivables by the Seller at any time with its other funds or the funds of any other Person;

                (vii)      any failure by the Seller to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Purchase hereunder, whether at the time of any such Purchase or at any subsequent time except to the extent such delay or failure is caused solely by the Administrative Agent; or

                (viii)      any failure of a Bank to comply with the terms of the applicable Lockbox Account Agreement or Deposit Account Agreement.

                (b)      Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with Article VI shall be paid by the Seller to the Indemnified Person entitled thereto within five Business Days following demand therefor.

                Section 12.02.  Indemnities by the Servicer.

                (a)      Without limiting any other rights that an Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of any breach by the Servicer (solely in its capacity as Servicer) of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results solely from (i) with respect to any Indemnified Person other than the Conduit Purchaser, such Indemnified Person's gross negligence or (ii) with respect to any Indemnified Person, such Indemnified Person's willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

                (i)      reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) (solely in its capacity as Servicer) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer (solely in its capacity as Servicer) pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

                (ii)      the failure by the Servicer (solely in its capacity as Servicer) to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to the servicing of any Transferred Receivable;

                (iii)      the imposition of any Adverse Claim with respect to any Transferred Receivable or the Seller Collateral as a result of any action taken by the Servicer hereunder; or

                (iv)      the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.

                (b)      Any Indemnified Amounts subject to the indemnification provisions of this Section 12.02 not paid in accordance with Article VI shall be paid by the Servicer to the Indemnified Person entitled thereto within five Business Days following demand therefor.

                Section 12.03.  Limitation of Damages; Indemnified Persons. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

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ARTICLE XIII

AGENT

                Section 13.01.  Authorization and Action.

                (a)      The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement or any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 13.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

                Section 13.02.  Reliance. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer, the Conduit Purchaser and the Committed Purchaser hereby acknowledge and agree that the Administrative Agent (a) acts as agent hereunder for the Conduit Purchaser and the Committed Purchaser and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originator, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or the other Related Documents on the part of the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser or to inspect the property (including the books and records) of the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser, (e) shall not be responsible to the Seller, the Servicer or any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, the Administrative Agent acknowledges that it has a duty to transfer funds between and among the Accounts and the Collection Account, and make investments of funds on deposit in the Retention Account, in accordance with Article VI and the instructions of the Servicer.

                Section 13.03.  GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Originator, the Seller, the Servicer, the Conduit Purchaser or the Committed Purchaser, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, the Originator, the Seller, the Servicer, any Purchaser or any other Person.

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ARTICLE XIV

MISCELLANEOUS

                Section 14.01.  Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Conduit Purchaser, the Committed Purchaser and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

                Section 14.02.  Binding Effect; Assignability.

                (a)      This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrative Agent and their respective successors and permitted assigns. Neither the Seller nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Seller or the Servicer without the prior express written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent shall be void.

                (b)      The Conduit Purchaser, the Committed Purchaser or the Administrative Agent may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person pursuant to a supplement hereto and a supplement to the LAPA in form satisfactory to the Administrative Agent and the selling Purchaser (i) prior to the occurrence of a Termination Event, subject to the prior written consent of the Seller as to the assignee (which consent will not be unreasonably withheld), and (ii) which has a short-term debt rating of at least A-1+ by S&P and P-1 by Moody's, and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Purchaser Interests and the Seller Collateral and any rights it may have to exercise remedies hereunder), in each case without the consent of the Originator or the Servicer but subject to the requirements of this Agreement; provided, that the Committed Purchaser may not assign its rights and obligations hereunder or interests herein to the extent that such assignment would reduce the Committed Purchaser's commitment as a Committed Purchaser hereunder below $200,000,000. Any such assignment by a Purchaser must be for an amount of at least $25,000,000. Any partial assignment shall be an assignment of an identical percentage of such selling Purchaser's Capital Investment and its commitment as a Purchaser hereunder and under the LAPA. Upon execution and delivery to the Administrative Agent of the supplement hereto and to the LAPA and payment by the purchasing Purchaser to the selling Purchaser of the agreed purchase price, such selling Purchaser shall be released from its future obligations hereunder and under the LAPA to the extent of such assignment and such purchasing Purchaser shall for all purposes be a Conduit Purchaser or Committed Purchaser, as applicable, and shall have all the rights and obligations of such a Purchaser hereunder to the same extent as if it were an original party hereto and to the LAPA. The Seller acknowledges and agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of any Purchaser, all of the obligations of the Seller hereunder. The Seller hereby consents to the assignment by the Conduit Purchaser of its rights hereunder to the Collateral Agent.

                (c)      The Seller hereby acknowledges that in accordance with the provisions of the LAPA, on the day of the Committed Purchaser Funding Event, (A) the Committed Purchaser may purchase from the Conduit Purchaser all or any part of the Purchaser Interests sold by the Seller hereunder on each Purchase Date prior to the Committed Purchaser Funding Event, and (B) the Conduit Purchaser may assign all or any part of its rights and interest in the Seller Collateral to the Committed Purchaser.

                Section 14.03.  Termination; Survival of Seller Secured Obligations Upon Facility Termination Date.

                (a)      This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

                (b)      Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Seller or the rights of any Affected Party relating to any unpaid portion of the Seller Secured Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Seller or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Seller or the Servicer pursuant to Article IV, the indemnification and payment provisions of Article XI I and Sections 14.04, 14.05 and 14.06 shall be continuing and shall survive the Termination Date.

                Section 14.04.  Costs, Expenses and Taxes. (a) The Seller shall reimburse each Purchaser and the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents including the Purchasers' and Administrative Agent's reasonable fees and expenses of all of special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith; provided that the Seller's obligations to pay certain of such costs and expenses shall be subject to the limitations set forth in the Fee Letter. The Seller shall reimburse the Conduit Purchaser, the Committed Purchaser and the Administrative Agent for all reasonable fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                (i)      the forwarding to the Seller or any other Person on behalf of the Seller by any Purchaser of any payments for Purchases made by it hereunder;

                (ii)      any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

                (iii)      any Litigation, contest or dispute (whether instituted by the Seller, the Conduit Purchaser, the Committed Purchaser, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Seller Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Seller or any other Person that may be obligated to the Purchaser or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events, except to the extent that such Litigation, contest or dispute results solely from (i) with respect to any Indemnified Person other than the Conduit Purchaser, gross negligence of such Indemnified Person, or (ii) willful misconduct of such Indemnified Person, in each case as finally determined by a court of competent jurisdiction;

                (iv)      any attempt to enforce any remedies of the Conduit Purchaser, the Committed Purchaser or the Administrative Agent against the Seller or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

                (v)      any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

                (vi)      following a Cash Management Event, efforts to (A) monitor the Purchases or any of the Seller Secured Obligations and (B) evaluate, observe or assess the Originator, the Seller or the Servicer or their respective affairs;

                (vii)      efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Seller Collateral provided, that any efforts conducted as part of the audits permitted pursuant to Section 5.01(c) shall be subject to the limitations set forth in the Fee Letter;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees reasonably incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 14.04, all of which shall be payable, on demand, by the Seller to the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                (b)      In addition, the Seller shall pay on demand any and all stamp, sales, excise and other Indemnified Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Seller agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

                Section 14.05.  Confidentiality.

                (a)      Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, the Seller and the Servicer each agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

                (b)      The Seller and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Conduit Purchaser, the Committed Purchaser and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Seller or the Servicer, as applicable, shall consult with the Conduit Purchaser, the Committed Purchaser and the Administrative Agent prior to the issuance of such news release or public announcement. The Seller may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

                (c)      Each of the Administrative Agent and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (a) to (i) each Affected Party and (ii) its and each Affected Party's and their respective Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Rating Agency, any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Company with an opportunity to request confidential treatment from such regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the consent of the Seller or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Seller or any Bergen Entity or (ii) becomes available to the Administrative Agent, or any Purchaser on a nonconfidential basis from a source other than the Seller or a Bergen Entity. For the purposes of this Section, "Information" means all information received from the Seller and Servicer relating to the Seller, Servicer any Bergen Entity or their businesses (including the Contracts relating to the Transferred Receivables), other than any such information that is available to Administrative Agent, or any Purchaser on a nonconfidential basis prior to disclosure by Seller or Servicer; provided that, in the case of information received from Seller or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                Section 14.06.  No Proceedings. Each of the Seller and the Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Purchaser or the Committed Purchaser any proceeding of the type referred to in Sections 9.01(c) and 9.01(d). This Section 14.06 shall survive the termination of this Agreement.

                Section 14.07.  Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter here of and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 14.08.

                Section 14.08.  Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Seller or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto or thereto and by the Collateral Agent; provided, that (i) the Administrative Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof.

                Section 14.09.  No Waiver; Remedies. The failure by the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, at any time or times, to require strict performance by the Seller or the Servicer of any provision of this Agreement or any Purchase Assignment shall not waive, affect or diminish any right of any Purchaser or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Seller or the Servicer contained in this Agreement or any Purchase Assignment, and no breach or default by the Seller or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Purchaser or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent and directed to the Seller or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Conduit Purchaser, the Committed Purchaser, the Collateral Agent and the Administrative Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Seller Collateral shall not be required.

                Section 14.10.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                (a)      THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                (b)      EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PURCHASER OR THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SELLER COLLATERAL OR ANY OTHER SECURITY FOR THE SELLER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE CONDUIT PURCHASER, THE COMMITTED PURCHASER OR THE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                (c)      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                Section 14.11.  Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                Section 14.12.  Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                Section 14.13.  Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                Section 14.14.  Limited Recourse. The obligations of the Conduit Purchaser and the Committed Purchaser under this Agreement and all Related Documents are solely the corporate obligations of each such Purchaser. No recourse shall be had for the payment of any amount owing in respect of Purchases or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Purchaser. Any accrued obligations owing by the Conduit Purchaser or the Committed Purchaser under this Agreement shall be payable by such Purchaser solely to the extent that funds are available therefor from time to time. The Conduit Purchaser shall not, and shall not be obligated to, pay any amount pursuant to the Related Documents unless (i) the Conduit Purchaser has received funds which may be used to make such payment pursuant to the Program Documents, and (ii) after giving effect to such payment, either (A) the Conduit Purchaser could issue Commercial Paper to refinance all outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) without violating the Program Documents, or (B) all Commercial Paper is paid in full. Any amount which the Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of the Conduit Purchaser for any insufficiency unless and until the Conduit Purchaser satisfies the provisions of such preceding sentence. This Section 14.14 shall survive the termination of this Agreement.

                Section 14.15.  Further Assurances.

                (a)      Each of the Seller and the Servicer shall, at its sole cost and expense, upon request of the Conduit Purchaser, the Committed Purchaser or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Conduit Purchaser, the Committed Purchaser or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Purchases made and the right, title and interests (including Liens) granted to such Purchaser under this Agreement, (ii) enable the Conduit Purchaser, the Committed Purchaser or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Seller shall, upon request of the Conduit Purchaser and the Committed Purchaser or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that the Purchasers or the Administrative Agent may request to perfect, protect and preserve the Purchases made and the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable with a legend, acceptable to each Purchaser and the Administrative Agent evidencing that the Conduit Purchaser or the Committed Purchaser, as applicable, has purchased an undivided percentage ownership interest in all right and title thereto and interest therein as provided herein, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the sale of undivided percentage ownership interests in the Transferred Receivables effected hereunder.

                (b)      Without limiting the generality of the foregoing, the Seller hereby authorizes the Conduit Purchaser, the Committed Purchaser and the Administrative Agent, and each of the Conduit Purchaser and the Committed Purchaser hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Seller Collateral without the signature of the Seller or, as applicable, the Conduit Purchaser or the Committed Purchaser, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Seller Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

[Signature pages follow]

             IN WITNESS WHEREOF, the parties have caused this Receivables Purchase and Servicing Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLUE HILL II, INC., as the Seller

By     /s/   Michael A. Montevideo
Name      Michael A. Montevideo
Title         Vice-President
                Finance and Treasurer

Address:
4000 Metropolitan Drive
Orange, California 92868

BERGEN BRUNSWIG DRUG COMPANY, as the Servicer

By     /s/   Neil F. Dimick
Name      Neil F. Dimick
Title         Chief Financial Officer

Address:
4000 Metropolitan Drive
Orange, California 92868

REDWOOD RECEIVABLES CORPORATION, as the Conduit Purchaser

By     /s/   Dennis M. Creedan
Name      Dennis M. Creedan
Title         Assistant Secretary

Address:
c/o General Electric Capital Corporation
3001 Summer Street, 2nd Floor
Stamford, Connecticut 06927
Telephone: (203) 602-9330
Facsimile: (203) 961-2953

GENERAL ELECTRIC CAPITAL CORPORATION,
as Committed Purchaser

By     /s/   Brian P. Schwinn
Name      Brian P. Schwinn
             Duly Authorized Signatory

Address:
201 High Ridge Road
Stamford, Connecticut 06927
Attention: Vice President - Portfolio/Bergen
Telephone: (203) 357-4065
Facsimile: (203) 316-7821

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent

By     /s/   Brian P. Schwinn
Name      Brian P. Schwinn
             Duly Authorized Signatory

Address:
201 High Ridge Road
Stamford, Connecticut 06927
Attention: Vice President - Portfolio/Bergen
Telephone: (203) 357-4065
Facsimile: (203) 316-7821

ACKNOWLEDGED AND AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Collateral Agent

By     /s/   Brian P. Schwinn
Name      Brian P. Schwinn
             Duly Authorized Signatory

Address:
201 High Ridge Road
Stamford, Connecticut 06927
Attention: Vice President
Telephone: (203) 357-4065
Facsimile: (203) 316-7821

[	COVER	]	||	[	TABLE OF CONTENTS	]

ANNEX X

to

SALE AND CONTRIBUTION AGREEMENT,

and

RECEIVABLES PURCHASE AND SERVICING AGREEMENT

each dated as of

December 20, 2000

Definitions and Interpretation

Section 1.         Definitions and Conventions.   Capitalized terms used in the Sale and Contribution Agreement and the Purchase Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

                          "1999 Audited Financials" shall have the meaning set forth in Section 4.01(h) of the Purchase Agreement.

                          "2000 Audited Financials" shall have the meaning set forth in Section 4.01(h) of the Purchase Agreement.

                           "Accession Agreement" shall mean an Accession Agreement substantially in the form of Exhibit A to the Collateral Agent Agreement.

                         "Accounts" shall mean the Collection Account, the Lockbox Accounts, the Deposit Accounts, and the Retention Account, collectively.

                           "Accrued Monthly Yield" shall mean, as of any date of determination within a Settlement Period, the sum of the Daily Yields for each day from and including the first day of the Settlement Period through and including such date.

                           "Accrued Servicing Fee" shall mean, as of any date of determination within a Settlement Period, the sum of the Servicing Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

                           "Accrued Unused Commitment Fee" shall mean, as of any date of determination within a Settlement Period, the sum of the Unused Commitment Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

                        "Additional Amounts" shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Purchase Agreement.

                        "Additional Costs" shall have the meaning assigned to it in Section 2.09(b) of the Purchase Agreement.

                          "Adjustment Fee" shall have the meaning set forth in the Fee Letter.

                          "Administrative Agent" shall have the meaning set forth in the Preamble of the Purchase Agreement.

                         "Administrative Services Agreement" shall mean that certain Administrative Services Agreement dated as of March 7, 2000, between Redwood and the Operating Agent.

                         "Adverse Claim" shall mean any claim of ownership or any Lien,   other than any ownership interest or Lien created under the Sale and Contribution Agreement, or the Purchase Agreement, or any interest of the Bank Agent permitted in the Intercreditor Agreement, or any Lien created under the Collateral Agent Agreement.

                          "Affected Party" shall mean each of the following Persons: the Conduit Purchaser, the Committed Purchaser, the Liquidity Agent, each Liquidity Lender, the Administrative Agent, the Operating Agent, the Letter of Credit Agent, each Letter of Credit Provider, the Collateral Agent, the Depositary and each Affiliate of the foregoing Persons.

                         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                         "Appendices" shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

                         "Applicable Financials" shall mean (a) if the Closing Date is before, or less than 10 days after, the release of the 2000 Audited Financials, the 1999 Audited Financials, or (b) if the Closing Date is 10 days or more after the release of the 2000 Audited Financials, the 2000 Audited Financials.

                         "Applicable Purchaser" shall mean (a) prior to the occurrence of a Committed Purchaser Funding Event, the Conduit Purchaser, and (b) on and after the occurrence of a Committed Purchaser Funding Event, the Committed Purchaser.

                         "Authorized Officer" shall mean, with respect to any corporation, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and other officers of such corporation, so long as each such officer is specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by the Sale and Contribution Agreement, the Purchase Agreement and the other Related Documents.

                         "Availability" shall mean, as of any date of determination, the amount equal to the lesser of (a) (i) the Investment Base multiplied by the Purchase Discount Rate, minus (ii) the Discount Reserve, and (b) the Maximum Availability Limit.

                         "Availability Adjustment Notice" shall have the meaning assigned to it in Section 2.02(b) of the Purchase Agreement.

                         "Available Funds" means monies then held by or on behalf of Buyer, solely to the extent that such monies do not constitute Collections that are required to be identified or are deemed to be held by the Servicer pursuant to the Purchase Agreement for the benefit of, or required to be distributed to, the Administrative Agent or the Purchasers pursuant to the Purchase Agreement or required to be paid to the Servicer as the Servicing Fee, or otherwise necessary to pay current expenses of Buyer (in its reasonable discretion).

                         "Available LOC Percentage" shall mean twenty percent (20.0%); provided, that following the occurrence or during the continuation of a Termination Event, the Available LOC Percentage may be changed at any time (a) by the Administrative Agent in the Administrative Agent's sole discretion, exercised in good faith, and (b) in the case of an increase only, upon satisfaction of the Rating Agency Condition with respect thereto.

                         "Bank Agent" shall mean The Chase Manhattan Bank, a New York banking corporation, as collateral agent for the Junior Secured Parties (as defined in the Intercreditor Agreement).

                        "Bankruptcy Code" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. Section 101 et seq.

                          "Bergen Brunswig" shall Bergen Brunswig Drug Company, a California corporation.

                          "Bergen Entity" means the Parent and the Originator.

                          "BHI" shall mean Blue Hill II, Inc., a Delaware corporation.

                         "Billed Amount" shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

                         "Billing Date" shall mean, (a) with respect to any Receivable for which a statement is issued, the original statement date with respect to such Receivable, and (b) with respect to any Receivable for which no statement is issued, the invoice date with respect to such Receivable.

                          "Breakage Costs" shall have the meaning assigned to it in Section 2.10 of the Purchase Agreement.

                         "Bringdown Certificate" shall mean an Officer's Certificate substantially in the form of Exhibit 3.01(a)(ii) to the Purchase Agreement.

                         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                        "Buyer" shall mean BHI in its capacity as purchaser under the Sale and Contribution Agreement.

                         "Buyer Indemnified Party" shall have the meaning assigned to it in Section 7.1 of the Sale and Contribution Agreement.

                         "Capital Investment" shall mean, as of any date of determination, the amount equal to (a) the aggregate deposits made by the Purchasers to the Collection Account pursuant to Section 2.04(b) of the Purchase Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Purchaser in reduction of Capital Investment pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Purchase Agreement on or before such date; provided, that references to the Capital Investment of any Purchaser shall mean an amount equal to (x) the aggregate deposits made by such Purchaser to the Seller Account and Collection Account pursuant to Section 2.04(b) of the Purchase Agreement on or before such date, plus (y) in the case of the Committed Purchaser only, any amounts advanced by the Committed Purchaser to the Conduit Purchaser under the LAPA in respect of Capital Investment when purchasing the Conduit Purchaser's Purchaser Interests minus (z) the aggregate amounts disbursed to such Purchaser in reduction of Capital Investment pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Purchase Agreement on or before such date.

                         "Capital Investment Available" shall mean, as of any date of determination, the amount, if any, by which Availability exceeds Capital Investment, in each case as of the end of the immediately preceding day.

                        "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                         "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                         "Capital Purchase" shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

                         "Capital Purchase Request" shall have the meaning assigned to it in Section 2.03(b) of the Purchase Agreement.

                          "Cash Management Event" shall mean any of the following events:

                          (a)   the Servicer shall fail or neglect to perform, keep or observe any material provision of this Agreement or the other Related Documents (whether in its capacity as the Originator or the Servicer) and the same shall remain unremedied for two (2) Business Days or more after written notice thereof shall have been given by the Purchasers or the Administrative Agent to the Servicer;

                       (b)   any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate made or delivered by the Servicer to the Purchasers or the Administrative Agent hereto or thereto is untrue or incorrect in any material adverse respect as of the date when made or deemed made; provided that a breach of any representation, warranty or covenant related to the Receivables shall not be deemed a breach to the extent such Receivable has been deemed collected or adjusted in accordance with Section 3.2 of the Sale and Contribution Agreement within two Business Days after the delivery of an Investment Report evidencing such breach;

                         (c)   a case or proceeding shall have been commenced against the Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person;

                         (d)   the Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing;

                         (e)   (i) an "Event of Default" shall occur under the Credit Facility or  (ii) a default or breach shall occur under any other agreement, document or instrument to which any Bergen Entity, the Seller or the Servicer is a party or by which any such Person or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (A) involves the failure to make any payment when due in respect of any Debt (other than the Seller Secured Obligations) of any such Person which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate, or (B) causes or permits any holder of such Debt or a trustee or agent to cause, Debt or a portion thereof which, except with respect to the Seller, is in excess of a principal amount of $25,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

                          (f)   a Termination Event has occurred and is continuing; or

                         (g)  the Parent's long-term unsecured unsubordinated indebtedness is rated less than BB- by S&P (or such rating is withdrawn or suspended) or less than Ba3 by Moody's (or such rating is withdrawn or suspended).

                       "Chattel Paper Agreement" shall mean a Chattel Paper Agreement executed by the Originator substantially in the form attached as Exhibit D to the Purchase Agreement.

                         "Chattel Paper Report" shall have the meaning set forth in Annex 5.02(a).

                         "Closing Date" shall mean December 20, 2000.

                         "Collateral Agent"   shall mean   GE   Capital,   in its  capacity as  collateral   agent  for the Conduit Purchaser and the Conduit Purchaser Secured Parties pursuant to the Collateral Agent Agreement.

                       "Collateral Agent Agreement" shall mean that certain Third Amended and Restated Collateral Agent and Security Agreement dated as of March 7, 2000, among Redwood, the Depositary and GE Capital, in its capacities as (a) the Collateral Agent, (b) the Operating Agent, (c) the Liquidity Agent and (d) the Letter of Credit Agent.

                         "Collection Account" shall mean (a) prior to a Committed Purchaser Funding Event, that certain segregated deposit account established by the Conduit Purchaser and maintained with the Depositary designated as the "Redwood Receivables Corporation - Collection Account (BHI)," account number 00-386-310, ABA No. 021001033, Attn: Collection Account #31056, or such other account established in accordance with the requirements set forth in Section 6.01(c) of the Purchase Agreement, and (b) following the occurrence of a Committed Purchaser Funding Event, an account established in accordance with Section 3.03 of the LAPA.

                         "Collections" shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

                          "Commercial Paper" shall mean those certain short-term promissory notes issued by the Conduit Purchaser (or with respect to the Committed Purchaser, by GE Capital) from time to time in the United States of America commercial paper market.

                           "Committed Purchaser" shall mean GE Capital, its permitted successors and assigns.

                          "Committed Purchaser Daily Yield" means, for any day, the product of (a) the sum of (i) Committed Purchaser Daily Yield Rate for such day, plus (ii) the Daily Margin on such day, plus, (iii) if a Termination Event has occurred and is continuing, the Daily Default Margin, multiplied by (b) the Committed Purchaser's Capital Investment outstanding on such day.

                           "Committed Purchaser Daily Yield Rate" means, for any day during a Settlement Period, (a) the weighted average Committed Purchaser Yield Rates applicable to the Committed Purchaser's Capital Investment on such day, weighted by outstanding Capital Investment, divided by (b) 360.

                           "Committed Purchaser Expiry Date" shall mean the fifth anniversary of the Closing Date.

                        "Committed Purchaser Funding Event" shall mean the occurrence of a Redwood Termination Date, but only if both (i) no Termination Event has occurred and is continuing, and (ii) the Committed Purchaser Expiry Date has not occurred.

                          "Committed Purchaser Yield Rate" means, with respect to any portion of the Committed Purchaser's Capital Investment on any day during a Settlement Period, (a) if the LIBOR market is closed, or if the Administrative Agent determines that it is illegal for the Committed Purchaser to make Purchases accruing interest at as a rate based upon LIBOR, the sum of (i) the highest prime, base or equivalent lending rate of interest announced or published on or most recently before such date by any of the five largest member banks of the New York Clearing House Association, Inc. (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference to such prime, base or equivalent rates and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit) plus (ii) if a Termination Event has occurred and is continuing, the Daily Default Margin, or (b) the sum of (i) LIBOR plus (ii) 0.50% plus (iii) the applicable "Eurodollar Spread" as defined in the defined term "Applicable Rate" in the Credit Facility from time to time, provided that if such Credit Facility is terminated, the term shall have the same meaning as such term had in the Credit Facility immediately prior to termination plus (iv) if a Termination Event has occurred and is continuing, the Daily Default Margin.

                         "Commitment Reduction Notice" shall have the meaning assigned to it in Section 2.02(a) of the Purchase Agreement.

                         "Commitment Termination Notice" shall have the meaning assigned to it in Section 2.02(c) of the Purchase Agreement.

                         "Concentration Discount Amount" shall mean, with respect to any Obligor, and as of any date of determination after giving effect to all Eligible Receivables to be transferred on such date, (a) the amount by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds the larger of (i) the percentage of the Outstanding Balance of Eligible Receivable set forth in the table below based upon the short-term unsecured debt rating (or, in the absence of such rating, the equivalent long-term unsecured senior debt rating) assigned to them at such time by S&P and Moody's (and, if such Obligor is rated by both agencies and has a split rating (except for an A-1+/P-1 rating), the applicable rating will be the lower of the two) and (ii) the Special Limit, if any, applicable to such Obligor, multiplied by (b) the Outstanding Balance of all Eligible Receivables on such date.

S&P RATING	MOODY'S RATING	ALLOWABLE % OF ELIGIBLE RECEIVABLES
A-1+	P-1	10.0%
A-1	P-1	8.0%
A-2	P-2	6.0%
A-3	P-3	3.0%
Below A-3 or Not Rated by either S&P or Moody's	Below P-3 or Not Rated by either S&P or Moody's	3.0%

                        If the Special Limit for National Rx is revoked as indicated in subsection (i)(A) of the definition of "Special Limit", the Concentration Discount Amount for National Rx will be based on the Merck short-term unsecured senior debt ratings and the associated Concentration Limits in the table appearing above. If the Special Limit for National Rx is revoked as indicated in subsection (i)(B) of the definition of "Special Limit", the Concentration Discount Amount for National Rx will be based on the short-term unsecured senior debt ratings of National Rx and the associated Concentration Limits in the table appearing above. If the Special Limit for any other Obligor is revoked at any time, such Obligor's Concentration Discount Amount will be based on its short-term unsecured senior debt rating per the table above.

                        "Conduit Purchaser" shall mean Redwood and its permitted assigns.

                        "Conduit Purchaser Secured Parties" shall mean the Collateral Agent, the CP Holders, the Depositary, the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent and the Letter of Credit Providers.

                        "Contract" shall mean any agreement (including any invoice or billing statement) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

                        "Contributed Receivables" shall have the meaning assigned to it in Section 2.2 of the Sale and Contribution Agreement.

                      "CP Holder" shall mean any Person that holds record or beneficial ownership of Commercial Paper.

                        "Credit and Collection Policies" shall mean the credit, collection, customer relations and service policies of the Originator in effect on the Closing Date, attached to the Purchase Agreement as Exhibit A, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Purchase Agreement.

                        "Credit Facility" shall mean (a) that certain Credit Agreement dated as of April 20, 2000, as amended, among the Originator, as borrower, the lenders party thereto and The Chase Manhattan Bank, as Bank Agent for itself and the other lenders party thereto, and the other loan documents executed in connection therewith, together with such further amendments, restatements, supplements or modifications thereto as may be effected from time to time and (b) any refinancings, replacements or refundings thereof so long as the agent on behalf of such replacement lenders enters into an intercreditor agreement with the Administrative Agent, the Seller and the Originator on terms and provisions no less favorable to the Administrative Agent and the Purchasers than the Intercreditor Agreement and such intercreditor agreement shall be in effect with respect to such replacement Credit Facility.

                        "Daily Default Margin" shall mean, for any day on which a Termination Event has occurred and is continuing, two percent (2.0%) divided by 360.

                        "Daily Margin" shall mean, for any day, the Per Annum Daily Margin on such day divided by 360.

                        "Daily Yield" means, for any day, the sum of (a) the Redwood Daily Yield for such day and (b) the Committed Purchaser Daily Yield for such day.

                        "Daily Yield Rate" shall mean the Redwood Daily Yield Rate or the Committed Purchaser Daily Yield Rate, as the case may be.

                       "Dated Balances Not Due Reserve" shall mean an amount equal to (a) the aggregate Outstanding Balance of each Transferred Receivable other than the NCS Healthcare Receivables for which the stated term is required to be greater than 30 days after the Billing Date of such Receivable pursuant to the terms of an agreement between the Originator and a supplier to the Originator or the terms of a special situation promotion for certain Obligors, less (b) with respect to any day, the aggregate Outstanding Balance of the Transferred Receivables described in clause (a) where such Transferred Receivables are due no more than 30 days after such date.

                         "Dealer" shall mean any dealer party to a Dealer Agreement.

                        "Dealer Agreement" shall mean any dealer agreement entered into by Redwood for the distribution of Commercial Paper.

                        "Debt" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) the Seller Secured Obligations, and (l) the "Obligations" as such term is defined in the Credit Facility .

                        "Defaulted Receivable" shall mean any Receivable other than an NCS HealthCare Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 60 days after its Maturity Date or 90 days from its Billing Date, (b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 9.01(c) or 9.01(d) of the Purchase Agreement, or (c) that otherwise is determined to be uncollectible and is written off in accordance with the Credit and Collection Policies.

                        "Default Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

                        (a)   (i)  the average of the respective Outstanding Balances of all Transferred Receivables with respect to which any payment, or part thereof, remained unpaid for more than 60 days from their respective Maturity Dates as of the last day of the three Settlement Periods immediately preceding such date, plus (ii) without duplication, the aggregate Outstanding Balance of Transferred Receivables that were written off as uncollectible during such three Settlement Periods to

                        (b)   the average of the respective Outstanding Balances of all Transferred Receivables as of the last day of the three Settlement Periods immediately preceding such date;

provided, that the Outstanding Balance of all Transferred Receivables that are NCS HealthCare Receivables shall be excluded from the above calculation.

                        "Delinquency Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

                        (a)   the average of the respective Outstanding Balances of all Transferred Receivables with respect to which any payment, or part thereof, remained unpaid for more than 30 but less than 61 days from their respective Maturity Dates as of the last day of the three Settlement Periods immediately preceding such date to

                        (b)   the average of the Outstanding Balances of all Transferred Receivables as of the last day of the three Settlement Periods immediately preceding such date;

provided, that the Outstanding Balance of all Transferred Receivables that are NCS HealthCare Receivables shall be excluded from the above calculation.

                        "Deposit Account" shall mean each account maintained by the Servicer at a Deposit Bank for the purpose of receiving or concentrating Collections with respect to the Transferred Receivables, which account shall be maintained in the name of the Seller .

                       "Deposit Account Agreement" means a letter agreement substantially in the form of Exhibit B-2 to the Purchase Agreement (or otherwise acceptable to the Administrative Agent) from the Seller and the Servicer to each Deposit Bank, acknowledged and accepted by such Deposit Bank and the Administrative Agent.

                        "Deposit Bank" means each bank listed as such on Exhibit F to the Purchase Agreement, and any other bank added as a "Deposit Bank" in accordance with Section 6.01(b) of the Purchase Agreement.

                        "Depositary" shall mean Bankers Trust Company, or any other Person designated as the successor Depositary pursuant to and in accordance with the terms of the Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper.

                        "Depositary Agreement" shall mean that certain Depositary Agreement dated March 15, 1994, by and between Redwood and the Depositary and consented to by the Liquidity Agent.

                        "Designated Financial Officer" means the chief financial officer of BHI or the other relevant Bergen Entity, as applicable.

                        "Dilution Factors" shall mean, with respect to any Receivable, any net credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), warehouse and other allowances, disputes, setoffs, chargebacks, defective returns, other returned or repossessed goods, inventory transfers, allowances for early payments and other similar allowances that are reflected on the books of the Originator and made or coordinated with the usual practices of the Originator; provided, that any allowances or adjustments in accordance with the Credit and Collection Policies made on account of the insolvency of the Obligor thereunder or such Obligor's inability to pay shall not constitute a Dilution Factor.

                        "Dilution Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

                        (a)   the aggregate Dilution Factors during the first Settlement Period immediately preceding such date to

                          (b)   the aggregate Billed Amount of all Transferred Receivables originated during the first Settlement Period immediately preceding such date;

provided, that Dilution Factors relating to, and the Billed Amount of, all NCS HealthCare Receivables shall be excluded from the above calculation.

                        "Dilution Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

[(ADR	x	2.00)	+	[(HDR	-	ADR)	x	HDR]]	x	DILHOR
								ADR		NRPB

where:

ADR =	the average of the respective Dilution Ratios as of the last day of the 12 Settlement Periods immediately preceding such date.

HDR =	the highest Dilution Ratio during the 12 Settlement Periods immediately preceding such date.

DILHOR =	the aggregate Billed Amount of Eligible Receivables originated during the Settlement Period immediately preceding such date:

NRPB =	the Outstanding Balance of Eligible Receivables as of the last day of the first Settlement Period immediately preceding such date.

Notwithstanding the foregoing, the Dilution Reserve Ratio may be changed at any time by the Administrative Agent, (a) in the Administrative Agent's reasonable credit judgment, provided that so long as a Termination Event has not occurred nor is continuing, the Administrative Agent may change the formulas for or methods of calculation of the Dilution Reserve Ratio only to the extent that such change together with any other Discretionary Changes then in effect would not result in making Availability hereunder less than the Minimum Availability Requirement, and (b) in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

                        "Discount Reserve" means, at any time, the product of (a) 1.5, (b) the Prime Rate plus 2.00%, (c) Capital Investment and (d) a fraction, the numerator of which is the higher of (i) 30 and (ii) the most recently reported Receivables Collection Turnover multiplied by 2, and the denominator of which is 360.

                        "Discretionary Changes" shall mean, at any time, any and all changes made by the Administrative Agent to the formulas for or methods of calculation of Dilution Reserve Ratio, the Loss Ratio, and any other Reserves, in each case, which are in effect at such time.

                          "Dollars" or "$" shall mean lawful currency of the United States of America.

                          "Dynamic Purchase Discount Rate" shall mean, as of any date of determination, the rate equal to (a) 100% minus (b) the sum of (i) the Loss Reserve Ratio plus (ii) the Dilution Reserve Ratio, plus (c) the Available LOC Percentage.

                         "Election Notice" shall have the meaning assigned to it in Section 2.1 of the Sale and Contribution Agreement.

                       "Eligible Receivable" shall mean, as of any date of determination, a Transferred Receivable:

                          (a)   that is not a liability of an Excluded Obligor;

                        (b)   that is not a liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America or (ii) having its principal place of business outside of the United States of America;

                          (c)   that is only denominated and payable in Dollars in the United States of America;

                        (d)   that is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise (except to the extent that (i) the Eligible Receivable exceeds such offset claim, (ii) a No-Offset Agreement has been executed, or (iii) the Administrative Agent in its reasonable credit judgment determines that appropriate reserves have been established therefor);

                          (e)   that is not a Defaulted Receivable or an Unapproved Receivable;

                       (f)   that does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods and does not arise from a transaction for which any additional performance by the Originator, or acceptance by or other act of the Obligor thereunder, remains to be performed as a condition to any payments on such Receivable;

                         (g)   as to which the representations and warranties of Sections 5.2(a) and (h)(i)-(iv) of the Sale and Contribution Agreement are true and correct in all respects as of the Transfer Date therefor;

                         (h)   that is not the liability of an Obligor that is a supplier or vendor (or affiliate thereof) of any Bergen Entity (except to the extent that (i) the Eligible Receivable exceeds any offset claim of such supplier or vendor or affiliate thereof, (ii) a No-Offset Agreement has been executed, or (iii) the Administrative Agent in its reasonable credit judgment determines that appropriate reserves have been established therefor);

                        (i)   that is a true and correct statement of a bona fide indebtedness incurred in the amount of the Billed Amount of such Receivable for merchandise sold to or services rendered and accepted by the Obligor thereunder;

                        (j)   that was originated in accordance with and satisfies all applicable requirements of the Credit and Collection Policies;

                      (k)   that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

                        (l)   that is entitled to be paid pursuant to the terms of the Contract therefor, and except as permitted by the Credit and Collection Policy, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by the Originator (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policy);

                      (m)  with respect to which the Originator thereof has submitted all necessary documentation for payment to the Obligor thereunder and the Originator has fulfilled all of its other obligations in respect thereof;

                      (n)   that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that could have a material adverse effect on the collectibility, value or payment terms of such Receivable;

                      (o)   with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                        (p)   with respect to which the Obligor thereunder is not: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding;

                      (q)   (i) that is an "account" or "chattel paper" within the meaning of the UCC of the jurisdictions in which the chief executive office of each of Originator and the Seller is located, and the jurisdictions under which they are organized, and, if such Transferred Receivable is "chattel paper", (A) the Seller has complied with Section 5.01(d) of the Purchase Agreement, (B) the Originator has complied with Section 6.1(f)(ii)(B) of the Sale and Contribution Agreement, (C) the Seller or Servicer has delivered a Chattel Paper Report to the Administrative Agent with respect to such Transferred Receivable, and (D) such chattel paper is not subject to any prohibition on assignment which is effective under applicable law unless such prohibition has been waived in writing by the related Obligor or the related Obligor has delivered a written consent permitting assignment under the Sale and Contribution Agreement and the Purchase Agreement, which waiver or consent is enforceable in accordance with its terms, and (ii) is not represented by a note or an instrument;

                        (r)   with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

                      (s)   that is created through the provision of merchandise, goods or services (i) by the Originator in the ordinary course of its business in a current transaction or (ii) by another Person from whom the Originator acquired such Receivables where those Receivables have been approved in writing by the Administrative Agent;

                      (t)   that is not subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of the Purchaser;

                       (u)   that is due and payable within 30 days of the Billing Date;

                       (v)   the Billing Date for which (i) with respect to Obligors on a bi-monthly billing cycle, is no later than fifteen (15) calendar days after the invoice date, and (ii) with respect to Obligors on a monthly billing cycle, is no later than the last day of the same calendar month in which the invoice date occurs;

                      (w)   that is not a NCS HealthCare Receivable; and

                      (x)   that is not the liability of a state Governmental Authority where the Administrative Agent has reasonably determined that the laws of such state prohibit, limit or restrict the assignment or collection of such state Governmental Authority's Receivables unless the Originator assigns to the Seller, and the Seller assigns to the Administrative Agent on behalf of the Purchasers, rights to payment of such Receivable pursuant to and in accordance with applicable state law.

                       "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

                        "ERISA Affiliate" shall mean, with respect to the Originator, any trade or business (whether or not incorporated) that, together with the Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                        "Event of Servicer Termination" shall have the meaning assigned to it in Section 9.02 of the Purchase Agreement.

                        "Excluded Obligor" shall mean any Obligor (a) that is an Affiliate or employee of the Originator or the Seller, (b) that is a federal or national Governmental Authority, (c) with respect to which 50% or more of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables, or (d) with a Special Limit, of which more than 25% of the aggregate outstanding balance of all Receivables of such Obligor are Defaulted Receivables.

                         "Excluded Taxes" means and includes any of the following Taxes: (a) any Taxes imposed by any jurisdiction in which a Person is organized, does business or maintains a permanent establishment solely by virtue of such organization, business or maintenance of a permanent establishment, (b) any Taxes on, or measured by, the overall net income of a Person; (c) any Taxes that would not be imposed if a Person were a "United States person" as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and (d) any withholding taxes, to the extent that the relevant Person is eligible to claim a reduction in or exclusion from such withholding taxes under applicable statute or tax treaties in effect at the time such withholding taxes are imposed.

                        "Existing Securitization Facility" shall mean that certain Amended and Restated Receivables Sale Agreement, dated as of February 29, 2000, among BHI, Bergen Brunswig, Wachovia Bank, N.A., the Related Bank Purchasers (as defined therein) party thereto and the Conduit Purchasers (as defined therein) party thereto as in existence on the Closing Date.

                        "Extended Term Reserve" shall mean the an amount equal to (a) the aggregate Outstanding Balance of each Transferred Receivable other than the NCS HealthCare Receivables for which the stated term is greater than 30 days after the Billing Date of such Receivable less (b) the Dated Balances Not Due Reserve.

                          "Facility Termination Date" shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Purchase Agreement, (b) 60 days prior to the Final Purchase Date (c) two (2) Business Days prior to the date of termination of the Maximum Purchase Limit specified in a notice from the Seller to the Purchaser delivered pursuant to and in accordance with Section 2.02(c) certifying that the Seller intends to effectuate a replacement securitization facility on such date of termination, (d) 30 days prior to the date of termination of the Maximum Purchase Limit specified in a notice from the Seller to the Purchaser delivered pursuant to and in accordance with Section 2.02(c) of the Purchase Agreement (other than a notice specified in clause (c) hereof), and (e) two (2) Business Days prior to the occurrence of the Committed Purchaser Expiry Date.

                        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                         "Fee Letter" shall mean that certain letter agreement dated December 20, 2000, between the Seller, the Administrative Agent, the Committed Purchaser and the Conduit Purchaser.

                          "Final Purchase Date" shall mean the fifth anniversary of the Closing Date.

                        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Section 2(a) of this Annex X.

                          "GE Capital" shall mean General Electric Capital Corporation, a New York corporation, and its permitted successors and assigns.

                         "General Trial Balance" shall mean, with respect to the Originator and as of any date of determination, the Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance reasonably satisfactory to the Seller and the Administrative Agent.

                          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                        "Incipient Servicer Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

                        "Incipient Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

                        "Indemnified Amounts" shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

                        "Indemnified Person" shall have the meaning assigned to it in Section 12.01 (a) of the Purchase Agreement.

                        "Indemnified Taxes" shall have the meaning assigned to it in Section 2.08 (b) of the Purchase Agreement.

                        "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of December 20, 2000, entered into by and among the Originator, the Seller, the Administrative Agent, and the Bank Agent, in various capacities, substantially in form and substance of the form of Intercreditor Agreement attached as Exhibit C.

                        "Investment Base" shall mean, as of any date of determination, the amount equal to the Outstanding Balance of Eligible Receivables minus the Reserves with respect thereto, in each case as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined in good faith by the Purchaser or the Administrative Agent based on reasonable estimates derived from Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

                        "Investment Base Certificate" shall have the meaning assigned to it in Section 2.03(a) of the Purchase Agreement.

                        "Investment Company Act" shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. Section 80a et seq., and any regulations promulgated thereunder.

                        "Investment Reports" shall mean the reports with respect to the Transferred Receivables and the Seller Collateral referred to in Annex 5.02(b) to the Purchase Agreement.

                        "Investments" shall mean, with respect to any Seller Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

                         "IRS" shall mean the Internal Revenue Service.

                        "LAPA" shall mean that certain Liquidity Loan and Asset Purchase Agreement dated as of December 20, 2000 among Redwood and GE Capital, in its capacities as (a) the administrative agent for the Conduit Purchaser and the Committed Purchaser, (b) the Collateral Agent and Operating Agent for Redwood, (c) the initial Liquidity Lender, (d) the Liquidity Agent, and (e) the Committed Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

                        "Letter of Credit" shall mean that certain Irrevocable Letter of Credit No. RRC-3 dated March 7, 2000, issued by the Letter of Credit Providers at the request of Redwood in favor of the Collateral Agent pursuant to the Letter of Credit Agreement.

                        "Letter of Credit Agent" shall mean GE Capital, in its capacity as agent for the Letter of Credit Providers under the Letter of Credit Agreement.

                        "Letter of Credit Agreement" shall mean that certain Third Amended and Restated Letter of Credit Reimbursement Agreement dated as of March 7, 2000, among Redwood, the Letter of Credit Agent, the Letter of Credit Providers and the Collateral Agent.

                        "Letter of Credit Providers" shall mean, initially, GE Capital, in its capacity as issuer of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

                        "LIBOR" means for any calendar quarter, the per annum rate for deposits in Dollars for a period of 90 days which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the last Business Day of the immediately preceding calendar quarter. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Operating Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Administrative Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Administrative Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 90 days.

                        "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

                        "Liquidity Agent" shall mean GE Capital, in its capacity as agent for the Liquidity Lenders pursuant to the LAPA.

                        "Liquidity Lenders" shall mean, collectively, GE Capital and any other provider of Liquidity Loans under the LAPA.

                         "Liquidity Loans" shall mean any and all borrowings by Redwood under the LAPA.

                        "Litigation" shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

                        "Lockbox" shall have the meaning assigned to it in Section 6.01(a)(ii) of the Purchase Agreement.

                        "Lockbox Account" shall mean each lockbox account listed on Exhibit 4.01(q) to the Purchase Agreement established in the name of the Seller held at a Lockbox Bank; and any other segregated deposit account established by the Seller for the deposit of Collections with respect to the Transferred Receivables pursuant to and in accordance with Section 6.01(a) of the Purchase Agreement.

                        "Lockbox Account Agreement" shall mean each agreement (a) substantially in the form of Exhibit B-1 to the Purchase Agreement or (b) otherwise satisfactory in form and substance to the Administrative Agent, pursuant to which a Lockbox Account is established and maintained at a Lockbox Bank in accordance with Section 6.01(c) of the Purchase Agreement.

                        "Lockbox Account Bank" means each bank identified as a Lockbox Bank on Schedule 4.01(q) and any other bank or financial institution at which one or more Lockbox Accounts are maintained.

                        "Loss Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

2	x	ARR	x	DEFHOR
NRPB

where:

ARR =	the highest Three Month Aged Receivables Ratio during the 12 Settlement Periods immediately preceding such date.

DEFHOR =	the aggregate Billed Amount of Eligible Receivables originated during the three Settlement Periods immediately preceding such date

NRPB =	the Outstanding Balance of Eligible Receivables as of the last day of the first Settlement Period immediately preceding such date.

Notwithstanding the foregoing, the Loss Reserve Ratio may be changed at any time by the Administrative Agent, (a) in the Administrative Agent's reasonable credit judgment, provided that so long as a Termination Event has not occurred nor is continuing, the Administrative Agent may change the formulas for or methods of calculation of the Loss Reserve Ratio only to the extent that such change together with any other Discretionary Changes then in effect would not result in making Availability hereunder less than the Minimum Availability Requirement, and (b) in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

                        "Margin" shall mean, for any day, the product of (i) the Capital Investment and (ii) the sum of the Daily Margin plus Daily Default Margin, if any, for such day.

                        "Material Adverse Effect" shall mean a material adverse effect on (i) the collectibility of the Receivables, taken as a whole, (ii) BHI's financial condition, business, operations or prospects or ability to perform its obligations under any Related Document, (iii) the Servicer's financial condition, business, operations or prospects or ability to perform its obligations under any Related Document, (iv) the Originator's financial condition, business, operations or prospects or ability to perform its obligations under any Related Document, or (v) of the Bergen Entities, taken as a whole, financial condition, business, operations or prospects or ability to perform its obligations under any Related Document,

                        "Maturity Date" shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

                        "Maximum Availability Limit" shall mean $350,000,000, as such amount may be adjusted in accordance with Section 2.02 of the Purchase Agreement.

                        "Maximum Purchase Limit" shall mean $450,000,000, as such amount may be reduced in accordance with Section 2.02 of the Purchase Agreement.

                        "Minimum Availability Requirement" shall mean the amount, as calculated under the Existing Securitization Facility, equal to the lesser of (i) $350,000,000 and (ii) the excess of (A) the "Eligible Receivables Balance" less the amount by which the "Eligible Receivables Balance" exceeds the "Concentration Limits" for all "Obligors" (each defined term as defined in the Existing Securitization Facility) over (B) the "Aggregate Reserves" (as defined in the Existing Securitization Facility), in each case, calculated in a manner consistent with the methodology used immediately prior to the termination of the Existing Securitization Facility as exemplified by the underlying calculations reflected in Schedule 2 to this Annex X.

                        "Monthly Report" shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

                         "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

                        "NCS HealthCare" shall mean NCS HealthCare, Inc. and its successors and assigns, including, without limitation, a debtor-in-possession, trustee or receiver for NCS HealthCare, Inc.

                         "NCS HealthCare Receivables" shall mean Receivables for which NCS HealthCare is an Obligor.

                        "Net Worth Percentage" shall mean a fraction (expressed as a percentage) (a) the numerator of which equals the excess of assets over liabilities, in each case determined in accordance with GAAP consistently applied and (b) the denominator of which equals the Outstanding Balance of Transferred Receivables.

                      "No-Offset Agreement" shall mean an agreement between an Obligor and the Administrative Agent pursuant to which such Obligor agrees not to offset any claim it may have against Receivables owed by such Obligor to any Bergen Entity, such agreement to be in form and substance satisfactory to the Administrative Agent in its sole discretion and subject to satisfaction of the Rating Agency Condition.

                        "Obligor" shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

                        "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

                        "Operating Agent" shall mean GE Capital, in its capacity as operating agent for the Conduit Purchaser under the Administrative Services Agreement.

                          "Originator" shall mean Bergen Brunswig as the seller of Receivables under the Sale and Contribution Agreement.

                         "Originator Collateral" shall have the meaning assigned to it in Section 2.5 of the Sale and Contribution Agreement.

                         "Other Funding Agreements" shall mean any agreements entered into from time to time by the Applicable Purchaser for the purchase or financing of receivables.

                          "Outstanding Balance" shall mean, with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to or any other modifications that reduce such Billed Amount; provided, that if after the occurrence or during the continuation of a Termination Event the Administrative Agent or the Servicer makes a determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

                          "Parent" shall mean Bergen Brunswig Corporation, a New Jersey Corporation.

                          "Parent Group" shall mean the Parent and each of its Affiliates other than BHI.

                          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                          "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

                          "Per Annum Daily Margin" shall have the meaning assigned to it in the Fee Letter.

                          "Permitted Debt" shall mean the indebtedness permitted under Sections 6.01(a)(i)-(x) of the Credit Facility from time to time, provided that if such Credit Facility is terminated, the reference to Section 6.01 shall refer to the Credit Facility as in effect immediately prior to such termination; provided, that if such Credit Facility has been replaced and (a) the Parent's long-term unsecured unsubordinated indebtedness is rated equal to or higher than BBB- by S&P and Baa3 by Moody's, "Permitted Debt" shall mean the indebtedness permitted under such replacement Credit Facility, or (b) if the Parent's long-term unsecured unsubordinated indebtedness is rated less than BBB- by S&P (or such rating is withdrawn or suspended) or less than Baa3 by Moody's (or such rating is withdrawn or suspended), and the indebtedness permitted under such replacement credit facility is no less restrictive than the permitted indebtedness in the Credit Facility immediately prior to termination, the term shall have the same meaning as the permitted indebtedness under the replacement Credit Facility.

                          "Permitted Investments" shall mean any of the following:

                         (a)   obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

                         (b)   repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

                          (c)   federal funds, certificates of deposit, time deposits and bankers' acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers' acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

                        (d)   commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 30 days that on the date of acquisition are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

                         (e)   securities of money market funds rated at least Aam or the equivalent by S&P and P-1 or the equivalent by Moody's; and

                         (f)  such other investments with respect to which each Rating Agency shall have confirmed in writing to the Lender and Collateral Agent that such investments shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

                      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

                        "PharMerica" shall mean PharMerica, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of the Parent.

                        "Plan" shall mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that the Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Originator or ERISA Affiliate.

                      "Program Documents" shall mean the Letter of Credit Agreement,  the LAPA,  the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Administrative Services Agreement, each Accession Agreement and the Dealer Agreements.

                       "Purchase" shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

                        "Purchase Agreement" shall mean that certain Receivables Purchase and Servicing Agreement dated as of December 20, 2000, among the Seller, the Conduit Purchaser, the Committed Purchaser, the Servicer, and the Administrative Agent.

                        "Purchase Assignment" shall mean that certain Purchase Assignment dated as of the Closing Date by and between the Seller and the Applicable Purchaser in the form attached as Exhibit 2.04(a) to the Purchase Agreement.

                         "Purchase Date" shall mean each day on which a Purchase is made.

                         "Purchase Discount Rate" shall mean, as of any date of determination, a rate equal to the lesser of (a) the Dynamic Purchase Discount Rate and (b) the Purchase Discount Rate Cap.

                         "Purchase Discount Rate Cap" shall mean a rate equal to eighty-five percent (85%).

                        "Purchase Excess" shall mean, as of any date of determination, the extent to which the Capital Investment exceeds the Availability, in each case as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined in good faith by the Applicable Purchaser or the Administrative Agent based on reasonable estimates derived from Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

                        "Purchase Price" shall have the meaning assigned to it in Section 2.3 of the Sale and Contribution Agreement.

                        "Purchaser Interest" shall mean the undivided percentage ownership interest of the Purchasers in the Transferred Receivables which are purchased under the Purchase Agreement. The Purchaser Interest of the Purchasers shall be expressed as a fraction of the total Transferred Receivables computed as follows:

PI	=	C		DR
		IB	x	PDR

where:

PI =	the Purchaser Interest at the time of determination;

C =	the aggregate Capital Investment at such time;

DR =	the Discount Reserve;

IB =	the Investment Base at such time; and

PDR =	the Purchase Discount Rate at such time.

The Purchaser Interest shall be calculated (or deemed to be calculated) on each Business Day from the Closing Date through the Facility Termination Date; from and after the Facility Termination Date, the Purchaser Interest of the Purchasers shall be the Purchaser Interest of such Purchaser as calculated on the Business Day immediately preceding the Facility Termination Date until the Termination Date, at which time the Purchaser Interest shall equal zero.

                          "Purchasers" shall mean the Conduit Purchaser and the Committed Purchaser.

                          "Rating Agency" shall mean Moody's or S&P.

                        "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency has notified the Conduit Purchaser and the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Commercial Paper.

                        "Ratios" shall mean, collectively, the Default Ratio, the Delinquency Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Three Month Rolling Dilution Ratio, the Loss Reserve Ratio, the Receivables Collection Turnover and the Three Month Aged Receivables Ratio.

                          "Receivable" shall mean, with respect to any Obligor:

                        (a)   indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor by the Originator, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

                         (b)  all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

                         (c)  all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

                          (d)   all Collections with respect to any of the foregoing;

                          (e)   all Records with respect to any of the foregoing;

                         (f)   all invoices, all billing statements and all rights in all other Contracts, provided that such Contracts (other than invoices and billing statements) shall not include any Contracts that are subject to any prohibition on assignment which is effective under applicable law unless such prohibition has been waived in writing by the Obligor thereof or unless such Obligor has delivered a written consent permitting assignment under the Sale and Contribution Agreement and the Purchase Agreement, which waiver or consent is enforceable in accordance with its terms; and

                         (g)   all proceeds (whether constituting accounts, chattel paper, documents, instruments or general intangibles) with respect to the foregoing.

Notwithstanding the foregoing, the Receivables shall not include the obligations of the Originator under the Contracts.

                        "Receivable Collection Turnover" shall mean, as of any date of determination, the amount (expressed in days) equal to:

                        (a)   a fraction, (i) the numerator of which is equal to the average of the Outstanding Balances of Transferred Receivables on the first day of the three Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three Settlement Periods with respect to all Transferred Receivables, multiplied by

                          (b)   the number of days contained in such three Settlement Periods;

provided, that the Outstanding Balances of, and the Collections with respect to, all Transferred Receivables that are NCS HealthCare Receivables shall not be included in the foregoing calculation.

                        "Receivables Assignment" shall have the meaning assigned in Section 2.2 of the Sale and Contribution Agreement.

                        "Records" shall mean all documents (other than Contracts), books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Originator, the Servicer, any Sub-Servicer or the Seller with respect to the Receivables and the Obligors thereunder, the Originator Collateral and the Seller Collateral.

                         "Redwood" shall mean Redwood Receivables Corporation, a Delaware corporation.

                         "Redwood Daily Yield" shall mean, for any day, the product of (a) the Redwood Daily Yield Rate for such day and (b) Redwood's Capital Investment outstanding on such day.

                        "Redwood Daily Yield Rate" means, on any day, a floating per annum rate equal to the sum of (a) the Daily Margin on such day, plus (b) if a Termination Event has occurred and is continuing, the Daily Default Margin, plus (c)(i) to the extent the Conduit Purchaser's Purchases hereunder are being funded by the sale of Commercial Paper, (A) the per annum rate equivalent to the weighted average of the rates paid or payable by the Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of Commercial Paper that is allocated, in whole or in part, to fund or maintain the Conduit Purchaser's Capital Investment during the relevant Settlement Period, which rates shall reflect and give effect to Dealer fees, commissions of placement agents and other issuance costs in respect of such Commercial Paper, divided by (B) 360 days; provided, however, that (i) if any component of such rate is a discount rate the rate used shall be the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) to the extent the Conduit Purchaser's Purchases hereunder are not being financed by the sale of Commercial Paper, the daily rate (in effect from time to time) to the Conduit Purchaser of borrowing such funds under the LAPA as in effect on the date of this Agreement.

                        "Redwood Termination Date" means the date elected by Redwood or the Collateral Agent, by notice to the Seller and the Administrative Agent as the Redwood Termination Date; provided, that on such date, one or more of the following events shall have occurred and be continuing: (a) a Seller LOC Draw; (b) the obligations of the Liquidity Lenders to make Liquidity Loans shall have terminated and such Liquidity Lenders shall not have otherwise been replaced; (c) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred; (d) the short term debt rating of a Liquidity Lender shall have been downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the LAPA within 30 days thereafter, or (e) Redwood or the Collateral Agent shall have determined that the funding of Transferred Receivables under the Purchase Agreement is impracticable for any reason whatsoever, including as a result of (i) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper by any Rating Agency, (ii) the imposition of Additional Amounts, (iii) restrictions on the amount of Transferred Receivables Redwood may finance or (iv) the inability of Redwood to issue Commercial Paper; provided, further, that, the Seller may declare, by notice to the Administrative Agent, a Redwood Termination Date if the Conduit Purchaser does not pay any amount pursuant to the Related Documents due to the occurrence of the events set forth in clauses (i) and (ii) of Section 14.14 of the Purchase Agreement.

                        "Regulatory Change" shall mean any change after the Closing Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

                        "Reinvestment Purchase" shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

                        "Rejected Amount" shall have the meaning assigned to it in Section 3.2 of the Sale and Contribution Agreement.

                        "Related Documents" shall mean the Sale and Contribution Agreement, each Lockbox Account Agreement, each Deposit Account Agreement, the Purchase Agreement, the Intercreditor Agreement, each Receivables Assignment, the Purchase Assignment, each Chattel Paper Agreement, and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any of the Seller, the Originator or the Servicer, or any employee of any such Person, and delivered in connection with the Sale and Contribution Agreement, the Purchase Agreement or the transactions contemplated thereby; provided, that the "Related Documents" shall not include the Program Documents. Any reference in the Sale and Contribution Agreement, the Purchase Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

                        "Repayment Notice" shall have the meaning assigned to it in Section 2.03(c) of the Purchase Agreement.

                          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

                          "Reserves" shall mean the aggregate Concentration Discount Amount for all Obligors of Transferred Receivables, the Extended Term Reserve, the Dated Balance Not Due Reserve, and such other reserves as the Administrative Agent may establish from time to time in its reasonable credit judgment; provided, that, so long as no Termination Event has occurred or is continuing, the Administrative Agent may establish new reserves and change the formulas for or methods of calculation of such new reserves only to the extent that such new reserve or change, as applicable, together with any other Discretionary Changes then in effect would not result in making Availability hereunder less than the Minimum Availability Requirement.

                          "Retained Monthly Yield" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to Daily Yield from and including the first day of such Settlement Period through and including such date pursuant to Section 6.04(a)(ii) of the Purchase Agreement.

                          "Retained Servicing Fee" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to the Servicing Fee from and including the first day of such Settlement Period through and including such date pursuant to Sections 6.03(b)(i)(C) or 6.04(a)(iv) of the Purchase Agreement.

                          "Retained Unused Commitment Fee" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to the Unused Commitment Fee from and including the first day of such Settlement Period through and including such date in accordance with Sections 6.03(b)(i)(E) or 6.04(a)(iv) of the Purchase Agreement.

                          "Retention Account" shall mean, (i) with respect to the Conduit Purchaser, that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary designated as the "GE Capital/Redwood Receivables Corporation - Retention Account (BHI)," account number 27064, ABA No. 021001033, and (ii) with respect to the Committed Purchaser, such other segregated deposit account as may be established by the Administrative Agent for the Committed Purchaser.

                          "Retention Account Deficiency" shall mean, as of any Settlement Date, the amount, if any, by which the amounts necessary to make the payments required under Sections 6.04(a)(i), (ii), and (iii) of the Purchase Agreement exceed the amounts on deposit in the Retention Account.

                         "Retiree Welfare Plan"   shall mean,  at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                         "Revolving Period" shall mean the period from and including the Closing Date through and including the day immediately preceding the Facility Termination Date.

                        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                          "Sale" shall mean, with respect to a sale of Receivables under the Sale and Contribution Agreement, a sale of Receivables by the Originator to the Buyer in accordance with the terms of the Sale and Contribution Agreement.

                        "Sale and Contribution Agreement" shall mean that certain Sale and Contribution Agreement dated as of December 20, 2000, among the Originator, the Servicer and BHI as Buyer.

                          "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale and Contribution Agreement, the Purchase Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Purchase Agreement and the Sale and Contribution Agreement.

                        "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

                         "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

                          "Seller" shall mean BHI, in its capacity as the seller under the Purchase Agreement.

                          "Seller Account" shall mean a deposit account maintained in the name of the Seller at a commercial bank in the United States of America, as designated by the Seller from time to time.

                          "Seller Account Collateral" shall have the meaning assigned to it in Section 8.01(c) of the Purchase Agreement.

                          "Seller Assigned Agreements" shall have the meaning assigned to it in Section 8.01(b) of the Purchase Agreement.

                          "Seller Collateral" shall have the meaning assigned to it in Section 8.01 of the Purchase Agreement.

                          "Seller LOC Draws" shall mean any payments made to the Purchaser in connection with the Letter of Credit and allocated to the Seller.

                          "Seller Secured Obligations"   shall   mean   all   loans,   advances,   debts,   liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Seller to any Affected Party under the Purchase Agreement and any Related Document, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including Capital Investment, Daily Yield, Yield Shortfall, Unused Commitment Fees, Unused Commitment Fee Shortfall, Margin, amounts in reduction of Purchase Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Seller in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to the Seller thereunder, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Purchaser or the Administrative Agent or any transferee of the Purchaser or the Administrative Agent as a preference, fraudulent transfer or otherwise.

                        "Seller's Share" shall mean the ratio of (a) the Maximum Purchase Limit under the Purchase Agreement to (b) the aggregate maximum purchase limits or commitments under the Purchase Agreement and all Other Funding Agreements.

                         "Servicer" shall mean Bergen Brunswig, in its capacity as the Servicer under the Purchase Agreement, or any other Person designated as a Successor Servicer pursuant to the Purchase Agreement.

                        "Servicer's Certificate" shall mean an Officer's Certificate substantially in the form of Exhibit 3.01(a)(iii) to the Purchase Agreement.

                        "Servicer Termination Notice" shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer's appointment under the Purchase Agreement has been terminated.

                        "Servicing Fee" shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Capital Investment on such day.

                         "Servicing Fee Rate" shall mean 1.00%.

                        "Servicing Fee Shortfall" shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Servicing Fee exceeds the Retained Servicing Fee, in each case as of such date.

                        "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Transferred Receivables and whose name appears on any Officer's Certificate listing servicing officers furnished to the Administrative Agent by the Servicer, as such certificate may be amended from time to time.

                        "Servicing Records" shall mean all documents, books, Records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

                        "Settlement Date" shall mean the fifth Business Day following the end of each Settlement Period.

                         "Settlement Period" shall mean:

              (a)   solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and

               (b)  for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month; provided, however, that upon the occurrence of the Committed Purchaser Funding Event, such Settlement Period shall terminate on the day prior to the Committed Purchaser Funding Event, and the next Settlement Period shall be the period from and including the day of the Committed Purchaser Funding Event through and including the last day of the calendar month in which the Committed Purchaser Funding Event occurs.

                        "Significant Subsidiary" means each Subsidiary of the Parent defined as a "Significant Subsidiary" under the Credit Facility on the date hereof and set forth in Schedule 4.01(a) to the Purchase Agreement, as updated quarterly in accordance with Annex 5.02(a) of the Purchase Agreement from time to time thereafter.

                        "Sold Receivable" shall have the meaning assigned to it in Section 2.2 of the Sale and Contribution Agreement.

                        "Solvency Certificate" shall mean an Officer's Certificate substantially in the form of Exhibit 3.01(a)(i) to the Purchase Agreement.

                        "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

                        "Special Limit" means, (i) for National Rx, Inc. ("National Rx"), a wholly owned subsidiary of Merck-Medco Managed Care, Inc., a wholly owned subsidiary of Merck & Co., Inc. ("Merck"), 15.0% of the Outstanding Balance of Eligible Receivables; provided, however, that such Special Limit shall be automatically deemed revoked (A) at the time, if any, when Merck ceases to have a short-term unsecured senior debt rating of higher than "A-2" from S&P and a short-term unsecured senior debt rating of higher than "P-2" from Moody's or (B) National Rx shall cease at any time to be, directly or indirectly, a wholly owned subsidiary of Merck; (ii) for Longs Drug Stores Corporation ("Longs"), 12.5% of the Outstanding Balance of Eligible Receivables; provided, however, that such Special Limit shall be automatically deemed revoked at the time, if any, when the sum of Defaulted Receivables to Longs exceeds 50% of the total outstanding balance of Receivables to Longs, unless in the case of either (i) or (ii), the Administrative Agent notifies the Seller of a different limit and if such different limit represents an increase, each Rating Agency has approved such increased limit; (iii) for Walgreen Company, 12.0% of the Outstanding Balance of Eligible Receivables; provided, however, that such Special Limit shall be deemed automatically revoked at any time, if any, when Walgreen Company ceases to have a short-term unsecured senior debt rating of higher than "A-2" from S&P and a short-term unsecured senior debt rating of higher than "P-2" from Moody's; and (iv) such other "Special Limits" as shall be agreed to in writing by the Administrative Agent for other Obligors from time to time and approved by the required Rating Agencies.

                        "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

                        "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

                        "Subordinated Note" shall mean that certain Subordinated Note executed and delivered by Buyer to the order of Originator dated as of December 20, 2000, substantially in the form attached as Exhibit B to the Sale and Contribution Agreement.

                        "Sub-Servicer" shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

                        "Sub-Servicing Agreement" shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Purchase Agreement relating to the servicing, administration or collection of the Transferred Receivables.

                        "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

                        "Successor Servicer" shall have the meaning assigned to it in Section 11.02 of the Purchase Agreement, or, following the Termination Date, Section 3.1(e) of the Sale and Contribution Agreement.

                        "Successor Servicing Fees and Expenses" shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Seller, the Purchasers, and the Administrative Agent.

                        "Taxes" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

                        "Termination Date" shall mean the date on which (a) Capital Investment has been permanently reduced to zero, (b) all other Seller Secured Obligations under the Purchase Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Maximum Purchase Limit has been irrevocably terminated in accordance with the provisions of Section 2.02(c) of the Purchase Agreement.

                        "Termination Event" shall have the meaning assigned to it in Section 9.01 of the Purchase Agreement.

                        "Three Month Aged Receivables Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

                        (a)  the sum of the respective Outstanding Balances (without reduction for credit balances) of Transferred Receivables with respect to which any payment, or part thereof, remained unpaid for more than 60 but less than 91 days past their respective Maturity Dates as of the last day of the three Settlement Periods immediately preceding such date to

                        (b)   the aggregate Billed Amount of Transferred Receivables originated during the fourth, fifth, and sixth Settlement Periods immediately preceding such date;

provided, that, the Outstanding Balance and Billed Amount of all Transferred Receivables constituting NCS HealthCare Receivables shall be excluded from the foregoing calculation.

                        "Three Month Rolling Dilution Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

                       (a)   the aggregate Dilution Factors during the three Settlement Periods immediately preceding such date to

                        (b)   the aggregate Billed Amount of all Transferred Receivables originated during the three Settlement Periods immediately preceding such date;

provided, that, Dilution Factors relating to, and the Billed Amount of, all Transferred Receivables constituting NCS HealthCare Receivables shall be excluded from the foregoing calculation.

                        "Transfer Date" shall mean the date on which Receivables owned by the Originator were sold or contributed to the Buyer in accordance with the Section 2.2 of the Sale and Contribution Agreement.

                        "Transferred Receivable" shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by the Originator pursuant to Section 3.2 of the Sale and Contribution Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or recontributed to the Buyer.

                        "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

                        "Unapproved Receivable" shall mean any receivable (a) with respect to which the obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with the Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by the Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval.

                        "Unused Commitment Fee" shall have the meaning assigned to it in the Fee Letter.

                        "Unused Commitment Fee Shortfall" shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Unused Commitment Fee exceeds the Retained Unused Commitment Fee, in each case as of such date.

                        "Yield Shortfall" shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Monthly Yield exceeds the Retained Monthly Yield, in each case as of such date.

Section 2.        Other Terms and Rules of Construction.

                        (a)   Accounting Terms. Rules of construction with respect to accounting terms used in any Related Document shall be as set forth in Annex G to the Purchase Agreement. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

                        (b)   Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

                        (c)   Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall unless expressly otherwise noted include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

                        (d)   Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Administrative Agent on or prior to the Closing Date and the underlying calculations for periods immediately preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Administrative Agent on or prior to the Closing Date in accordance with Schedule 1 attached to this Annex X. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the third decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.